Exhibit 4.1

TRANSLATION

AMENDMENT TO THE CONCESSION GRANTED ON JUNE 29, 1998 BY THE FEDERAL GOVERNMENT THROUGH THE MINISTRY OF COMMUNICATIONS AND TRANSPORTATION, REPRESENTED BY ITS HEAD, MR. CARLOS RUIZ SACRISTÁN, IN FAVOR OF AEROPUERTO DE GUADALAJARA, S.A. DE C.V., REPRESENTED BY ITS CHIEF EXECUTIVE OFFICER MR. JORGE LANZ DE LA ISLA, HEREINAFTER REFERRED TO AS THE MINISTRY AND THE CONCESSION HOLDER, RESPECTIVELY, IN ACCORDANCE WITH THE FOLLOWING TERMS AND CONDITIONS.

ANTECEDENTS

I. On June 29, 1998, the Ministry granted in favor of the Concession Holder, a concession to (i) manage, operate and utilize the International Airport of the City of Guadalajara, Jalisco, and carry out constructions thereon, in order to render airport, complementary and commercial services in the Airport; and (ii) to use, utilize and make use of the Concession Assets in accordance with the General Law of National Assets.

II. In terms of Condition 23 of the concession title mentioned in the foregoing Antecedent, the terms established thereby would be amended by the Ministry in order to adjust them to the process of opening of the Mexican airport system to investment.

III. The Concession Holder was incorporated under Mexican Laws as a corporation of variable capital, as evidenced in public deed number 44,351, granted on May 28, 1998 before Mr. Emiliano Zubiría Maqueo, Notary Public No. 25 for the Federal District, whose first deed was recorded on June 25, 1998 under folio number 238,588, page 18,299 of the Public Registry of Property and Commerce for the City of Mexico, Federal District. The Concession Holder designates as its domicile to receive notices: kilometer 17.5 Carretera Guadalajara-Chapala, Av. de la solidaridad americana, Municipio de Tlajomulco de Zuñiga. Guadalajara, Jalisco, 45659, A.P. 3836, Mexico.

IV. Grupo Aeroportuario del Pacífico, S.A. de C.V., a Mexican corporation incorporated under public deed number 44,340, granted on May 28, 1998 before Mr. Emiliano Zubiría Maqueo, Notary Public No. 25 of the Federal District, whose first deed was recorded on June 25, 1998 with the Public Registry of Property and Commerce for the Federal District under folio number 238,578, is the owner of 100% (one hundred percent) less one share representative of the capital stock of the corporations of Aeropuerto de Puerto Vallarta, S.A. de C.V., Aeropuerto de Manzanillo, S.A. de C.V., Aeropuerto de Mexicali, S.A. de C.V., Aeropuerto de La Paz, S.A. de C.V., Aeropuerto de Bajío, S.A. de C.V., Aeropuerto de Morelia, S.A. de C.V., Aeropuerto de Hermosillo, S.A. de C.V., Aeropuerto de San José del Cabo, S.A. de C.V., Aeropuerto de Aguascalientes, S.A. de C.V., Aeropuerto de Tijuana, S.A. de C.V., and Aeropuerto de Los Mochis, S.A. de C.V., each of which, as the Concession Holder, have received a concession from the Federal Government to manage, operate, utilize and, as the case may be, construct the airports maintained by them, as well as to use and benefit from the real estates of public domain where the airports are located.

V. Mr. Jorge Lanz de la Isla, legal representative of the Concession Holder, has sufficient legal authority, as evidenced in public deed No. 52,574, granted on May 28, 1999, before Luis de Angoitia Becerra, Notary Public number 109 for the Federal District whose first deed was recorded on August 31, 1999 under folio number 238,588 of the Public Registry of Property and Commerce, to execute the present document and his authority has not been modified or revoked in any way.

By virtue of the foregoing and based on Articles 36 paragraphs I, V, XII, XXIII, XXIV and XXVII of the Organic Law of the Federal Public Administration; 16, 20 to 26 and 41 of the General Law of National Assets, 6, paragraphs I, III and VIII, 10, 14, 15, 20, 21, 25 and other related Articles of the Airport Law and 5, paragraphs XI and XVIII of the Internal Regulations of the Ministry of Communications and Transportation, this Ministry amends the concession granted on June 29, 1998 to Aeropuerto de Guadalajara, S.A. de C.V., under the following

CONDITIONS

FIRST. The conditions and exhibits to the concession granted by the Ministry to the Concession Holder on June 29, 1998, referred to in antecedent I hereof, are fully amended and restated as follows:

CHAPTER I

DEFINITIONS

1. Definitions. For the purposes of this Concession, the following terms shall be defined as follows:

Airport:	The civil aerodrome referred to in Section 2.1.1 hereof.
Aeropuertos y Servicios Auxiliares:

The decentralized public entity of the federal public administration created by decree published in the Official Gazette of the Federation on June 12, 1965, and that thereunder, it has as its purpose, the operation, administration and utilization of several airports located in the territory of the Mexican Republic.

Concession Assets:	The real estate described in Section 2.1.2 hereof.
Concession:	The concession granted in favor of the Concession Holder under the terms hereof.
Concession Holder:

Aeropuerto de Guadalajara, S.A. de C.V., a company incorporated under Mexican law, holder of the rights included in this Concession, which at the time of granting of this Concession, is a company of majority state participation.

Airport Infrastructure:	The polygonal area of the Airport described in Exhibit 1 hereto, which includes the concession assets and the Air Protection Area.
Law:	The Airport Law.
Ministry:	The Ministry of Communications and Transportation.

Services:	Has the meaning set forth in Section 2.4 of this Concession.
Air Protection Area:	The area identified as such in Exhibit 1 to this Concession.

CHAPTER II

PURPOSE, EXTENT AND REAL ESTATE REGIME

2.1. Purpose of the Concession. The purpose of this Concession is to grant to the Concession Holder:

2.1.1 A concession to manage, operate and utilize the Airport and, as the case may be, carry out constructions in the civil aerodrome for public services, located at kilometer 17.5 Carretera Guadalajara-Chapala, Av. de la solidaridad americana, Municipio de Tlajomulco de Zuñiga, Guadalajara, Jalisco 45659, A.P. 3836, Mexico, in order to render the Services in the Airport and whose polygonal, air protection area and distribution plan areas are described in Exhibit 1 hereto.

This concession does not grant an exclusivity right to the Concession Holder with respect to the Air Protection Area.

2.1.2 A concession to use, exploit and benefit from the public domain assets, including constructions, described in Exhibit 1 hereto and which are included within the polygonal. The real estate and installations destined for the rendering of Services related to fuel supply described in Exhibit 1 are not included in this Concession.

Should the Concession Holder lose the right to use the assets of the public domain rendered under the concession for reasons beyond its control, the Federal Government, with a petition from the Concession Holder, shall follow the necessary procedures to restore the Concession Holder’s rights.

2.2. Classification and Category. The Airport is classified as an international aerodrome of public services, terrestrial of category (OACI) 4E, (CREI) VIII and (IFR) NPA.

The Ministry may amend the classification and category, after first hearing the Concession Holder, when the Airport no longer has the installations and services necessary, hereunder or when circumstances arise which merit said amendment and, consequently, it shall inform the Concession Holder as to the conditions to which the rendering of services in the Airport will be subject, in terms of its new classification.

2.3. Real Estate Regime. The Concession Holder, in complying with the object of the Concession, may execute the following acts with respect to such Concession Assets:

2.3.1. Grant the use of lease surfaces included in the Airport Infrastructure and grant rights of use or rights of passage thereon in order to render, by itself or through third parties, the Airport and Complementary Services to the users that may require it; and

2.3.2. Grant in lease or grant the use or rights of passage to third parties of certain areas of the Airport Infrastructure, subject to the provisions of Chapter 60 of the Law, in order for said third parties to render the Commercial Services in the Airport.

2.4. Services. This Concession includes the rendering of the Airport, Complementary and Commercial Services in the Airport, either directly by the Concession Holder or through third parties, except for fuel-related services referred to in paragraph 2.3.2 below. The Concession Holder is responsible to the Ministry to ensure that services are rendered in accordance with the applicable law.

The Concession Holder will be responsible for the Airport having the Airport and Complementary Services it may require in terms of its classification and category.

2.4.1. Complementary Services. For the rendering of the Complementary Services, the Concession Holder shall observe the provision of Articles 57 and 58 of the Law.

The Concession Holder may render the Complementary Services directly, insofar that it renders them in an equal and non-discriminatory manner before the air carriers that render them or the third parties appointed by them. The Concession Holder will be obliged to identify and register, in an independent manner, the operations, costs and income related to the Complementary Services it renders.

In all events, the Concession Holder shall carry out the necessary acts in order to have competitive options for the rendering of each of the Complementary Services.

The Concession Holder may only limit the number of Complementary Services providers for reasons of space availability, operating efficiency and safety, after hearing the opinion of the Operating and Schedules Committee of the Airport and with previous confirmation of the Ministry.

Assuming the Concession Holder limits the number of Complementary Services providers in accordance with the terms of the preceding paragraph, the necessary agreements permitting that the concessionaires and permit holders of regular air transportation service or other third parties rendering the Complementary Services required in the Airport, will be granted by a bidding process, in favor of those persons offering the best conditions for efficient and safe operation of the Airport, as well as the best quality and price for the users. The Concession Holders, with the participation and favorable opinion of the concessionaires and permit holders of the air transportation service, users of the mentioned service in the Airport, shall establish the criteria, general rules and procedures of the bidding processes and shall carry out such procedures.

If the Concession Holder contravenes the provisions of this paragraph, the Ministry may order it to cease rendering such Complementary Services.

2.4.2. Fuel-Related Services. Aeropuertos y Servicios Auxiliares shall render at the Airport, under the applicable laws, services consisting of the storage, distribution, supply and provision of fuel to the concessionaires or permit holders of the air transportation services that make use of the Airport. Consequently neither the Concession Holder nor any third party may render fuel storage, distribution fuelling or fuel suction services, until the Ministry determines otherwise. The foregoing is said with the understanding that when it is intended that such services are to be rendered by private entities, the Ministry will conduct a bidding process for the rendering thereof.

Aeropuertos y Servicios Auxiliares shall adapt its programs according to the growth of the Airport and shall be liable for any damages it may cause by the rendering of the fuel service. Aeropuertos y Servicios Auxiliares shall execute with the Concession Holder an agreement where the necessary terms and conditions are established so that such services are to be rendered in an efficient and safe manner, including the corresponding compensation for the Concession Holder that will amount to 1% of the charge for the Fuelling Service and Fuel Suction and manner of payment to the Concession Holder for access and use of its installations in rendering fuel supply service at the Airport. All controversies arising from the rendering of fuel-related services shall be resolved by the Ministry.

2.4.3. Commercial Services. Commercial Services may be rendered directly by the Concession Holder or by third parties that with the Concession Holder execute area lease agreements in terms of Chapter 48, Section III of the Law. In no event shall the rendering of Commercial Services constitute an obstacle for the rendering of Airport and Complementary Services; nor shall it endanger the Airport’s safety or an aircraft’s operation. In the event this may occur, the Ministry will order the necessary adaptations. The areas destined for the rendering of Commercial Services shall be described in the Master Development Program and for their amendment, previous authorization from the Ministry shall be required.

2.4.4. Joint and Several Liability. Third parties rendering Airport and Complementary Services in the Airport shall be jointly and severally liable with the Concession Holder before the Federal Government in terms of Article 52 of the Law. In any agreement executed with such third parties, as an integral part thereof, this Concession and amendments thereto, without the exhibits, shall be included.

CHAPTER III

APPLICABLE LEGISLATION

3.1. Applicable Legislation. The administration, operation, utilization and, as the case may be, construction that may be performed at the Airport, as well as the rendering of Services, subject matter of this Concession, shall be subject, in a systematic but not limited way, to the provisions of the Political Constitution of the United Mexican States, the Airport Law, the executed and future international treaties that may be executed by the President of the Republic, with the approval of the Senate and the inter-institutional agreements; the Civil Codes for the Federal District in Common Matters and for the whole Republic in Federal Matters, the Federal Code of Civil Procedure, and the Code of Commerce; the Law of General Means of Communication, the Civil Aviation Law, the General Law of National Assets, the Federal Law of the Administrative Procedure, the Federal Law on Metrology and Standardization, the Federal Antitrust Law, the General Law of Environmental

Equilibrium and Protection of the Environment, and their regulations; and to other applicable technical and administrative provisions issued by the Ministry; to the provisions of this Concession and the exhibits thereto, as well as to the Mexican Official Norms which are applicable by nature to this Concession, and to the provisions on mitigation of the environmental impact issued by the competent authorities; and to the legal provisions which may be applicable to it due to their nature and purpose. The Concession Holder is obligated to observe these and to comply with them.

The Concession Holder accepts that if the legal and administrative provisions referred to in the above paragraph are repealed, amended or added to, it shall be subject, at all times, to the new legislation and to the new applicable legal and administrative provisions as may be issued as from the date of effectiveness thereof.

3.2. Real Estate Rights. This concession does not grant in favor of the Concession Holder real estate rights over the Concession Assets in accordance with the provisions of Chapters 16 and 20 of the General Law of National Assets.

CHAPTER IV

LIMITS, TERM AND INITIATION OF OPERATIONS

4.1. Limits to the Rights of the Concession. The Concession Holder may not use, take advantage of or utilize the Concession Assets for different purposes other than those mentioned in Condition 2.1 above, unless it has the express authorization of the Ministry.

In the same manner, in accordance with the applicable provisions, the Ministry may grant concessions or permits to third parties to carry out the operation, management and utilization and, if applicable, the construction of civil aerodromes at any time and in any place.

4.2. Term. The rights granted by this Concession became effective on November 1, 1998 and shall be in effect for a period of fifty (50) years beginning from the above date, with the understanding that such term may be extended in accordance with Chapter 15 of the Law.

4.3 Start of Operations. The Concession Holder shall start operations at the Airport, at the latest, by November 1, 1998, and shall give notice of such to the State Department no later than three (3) days after the start of operations.

4.4 Existing Agreements. Aeropuertos y Servicios Auxiliares has assigned to the Concession Holder the rights and obligations derived from the agreements of service provisions and of the lease of space located within the Airport, as they appear in Exhibit 2 of this Concession.

In accordance with the foregoing provisions, the Concession Holder shall continue to honor the obligations of the Aeropuertos y Servicios Auxiliares specified in the aforementioned service provisions and lease agreements, and as such it has notified the lessee of the aforementioned assignment, as well as the terms and conditions of this Concession and in particular its obligation in accordance with Article 52 of the Law.

The Concession Holder is obliged to maintain and leave Aeropuertos y Servicios Auxiliares free from any complaints that the aforementioned providers of services or lessees may have as a result of violations to such terms and conditions, starting from the date that the foregoing assignment becomes effective.

The Concession Holder shall notify the Ministry in cases where it believes that third parties do not satisfy the requirements established by the Law to continue providing Services in the Airport.

CHAPTER V

RENDERING OF SERVICES

5.1. Equality in the rendering of Services. The Concession Holder shall be responsible for the services mentioned in this Concession to be rendered to the users who request them. The above mentioned services are to be rendered in a permanent and uniform manner and in an equal and non-discriminatory manner as to opportunity, quality and price.

5.2. Efficiency and Safety Standards. The Services shall comply with the safety, efficiency and quality standards specified in Exhibit 3. The standards shall be updated and amended by the Ministry every five (5) years in conjunction with the Master Development Program referred to in Section 6.1. below.

5.3. Relationship with Authorities. The Concession Holder shall allow, at no charge, access to and use of the areas located within the Concession Assets identified in Exhibit 1 to the federal authorities mentioned in Plan 1 of Exhibit 1 so that they may perform their functions within the Airport.

In case the federal authorities require additional areas other than those identified in that Exhibit to attend to passenger’s demands, the Ministry, after previously seeking the opinion of the Concession Holder, shall determine the additional areas that shall be provided, without charge, and which shall be incorporated to form part of the Exhibit. Any other additional area that may be requested by the authorities shall be agreed upon with the Concession Holder at the current fair market price.

The conservation and maintenance of the Airport’s areas used by the federal authorities shall be the latter’s responsibility. The federal authorities shall be obliged to pay the maintenance and normal use costs of the installations they use, such as water, electricity, telephone, among others, which originate directly from the use of such installations.

5.4. Services to the Air Navigation. The Concession Holder is obligated to use the air navigation services necessary under applicable law.

The Concession Holder shall grant to the entity or organization in charge of rendering the above mentioned services in accordance with Article 9 of the Law, access and use without charge to the areas necessary for the rendering of its services, as well as to carry out exterior conservation and maintenance. Currently, the decentralized entity Servicios a la Navegación en el Espacio Aéreo Mexicano (Services to Navigation in Mexican Air Space) renders the mentioned services in the areas identified in the distribution plan included in Exhibit 1 hereto, which shall be extended or amended in accordance with the service requirements.

The aforementioned entity is owner of the equipment and systems used in the rendering of services relating to and located in the areas identified in Exhibit 1. Said entity is responsible for the interior conservation and maintenance of the installations it uses as well as for said equipment.

The Concession Holder may contract with third parties such aerial navigation services which are not reserved by the State in accordance with the applicable Law.

CHAPTER VI

MASTER DEVELOPMENT PROGRAM, MODERNIZATION AND MAINTENANCE

6.1. Master Development Program. The Concession Holder, exercising the rights granted hereunder, shall be subject to the Master Development Program, which shall be revised every five (5) years and approved by the Ministry. The initial Master Development Program shall be elaborated and presented by the Concession Holder to the Ministry no later than March 31, 2000, and once approved, it will be included as Exhibit 4 to the present concession and will be part of the Concession.

The Master Development Program shall contain the minimum investment requirements indicated in Exhibit 7.

Any request to amend the Master Development Program presented by the Concession Holder to the Ministry shall be justified with projections of passenger demand, freight and operations and with such factors considered in its preparation, so long as such amendment does not limit the growth and development expectations of the Airport.

In the even that the Concession Holder does not prepare and present the Master Development Program, at the latest, on March 31, 2000, the provisions of the Law and what has been set forth in Exhibit 4 shall apply.

6.2. Infrastructure. The Airport shall have the necessary infrastructure, installations, equipment and signals that comply with the technical and operational minimum requirements to guarantee the safe and efficient operation thereof and of the aircraft, in accordance with the category that it maintains.

6.3. Works. All major construction, reconstruction or expansion of the Airport shall be consistent with the Master Development Program and shall be performed in accordance with a plan of execution previously approved by the Ministry. If the works are not made according to the plan of execution, the Ministry may order their modification or demolition at the Concession Holder’s expense, notwithstanding the sanctions that might be imposed in accordance to the applicable legislation. In the performance of works other than those provided for under the Master Development Program, the Concession Holder shall observe Article 40 of the Law.

6.4. Conservation and Maintenance. The Concession Holder shall preserve and maintain safety, efficiency and quality levels at the Airport as required under the applicable law, as a result of which it shall be responsible for the performance of necessary conservation and maintenance.

In the carrying out of the conservation and maintenance works, the Concession Holder shall guarantee continuity in the rendering of the services, through the provisional assignment of alternative areas and installations to be used in place of those affected.

CHAPTER VII

OPERATION AND SAFETY

7.1. Operation. The operation of the Airport shall be subject to the operation rules authorized by the Ministry.

7.2. Airport Administrator. The Concession Holder shall notify the Ministry, within the five (5) days following the date this Concession goes into effect, the appointment of the Airport Administrator who shall have the necessary authority to carry out his functions as established by the Law.

7.3. Operation and Schedules Committee. In terms of Chapters 61 and 62 of the Law, the Airport shall have an Operation and Schedules Committee.

7.4. Consulting Commission. According to Article 44 of the Law, the Concession Holder shall create a Consulting Commission that shall have the purpose of supporting the Airport’s promotion and issuing recommendations within its authority.

7.5. Safety. The internal surveillance of the Airport shall be the responsibility of the Concession Holder and shall be carried out in accordance of applicable law.

The Airport shall have a Local Safety Committee, and a Local Safety Program that includes respective measures and programs in accordance with the applicable law. Such Program shall be issued by the mentioned Committee.

7.6. Modalities. The Concession Holders shall observe the modalities imposed by the Ministry in the Airport’s operation and the rendering of the services to address the necessities arising from acts of God or force majeure.

CHAPTER VIII

TARIFF REGULATION

8.1. Tariffs. The Concession Holder will apply the corresponding tariffs for the rendering of the Services in accordance with the terms established by the Law and this Concession.

Considering that the Federal Antitrust Commission has issued an opinion stating that there are no reasonable conditions for competition for the rendering of the Airport Services and for the leases and consideration relating to the agreements that the Concession Holder executes with the providers of complementary services in the Airport, the Ministry, in accordance with the terms of Articles 67 and 70 of the Law, shall establish Tariff Regulation Rules for such concepts, as attached hereto in Exhibit 7.

Additionally, the Ministry may establish within the tariffs established according to said Rules, specific tariffs or prices with respect to all or some Airport Services and for the above mentioned leases and considerations, when there are no reasonable competition conditions.

The Ministry may establish tariff price regulation on Complementary Services prices according to Chapters 68 and 70 of the Law.

All the tariffs and prices, as well as their application rules for Airport Services and the above mentioned leases and compensations, as well as for Complementary Services, shall be presented in terms of the applicable provisions to be registered with the Ministry prior to their entering into effect.

The tariffs shall be applied in a non-discriminatory manner, and shall be the same for all users under the same conditions. Only the registered tariffs may be applied, which shall be made known to the users.

The Federal Government does not grant any guarantee to the Concession Holder with respect to Airport revenues due to the granting of this Concession and the establishment of the Tariff Regulation Rules referred to in Exhibit 7 or those that may be established hereinafter. The Concession Holder through the acceptance of this Concession undertakes all the risks inherent in the operation and the economic responsibility for the rendering of the Services.

CHAPTER IX

COMPENSATION

9.1. Compensation to the Federal Government. The Concession Holder will pay to the Federal Government a compensation corresponding to the amount that, by this concept, is indicated in the economic proposal submitted by the winner of the public tender of the shares of Grupo Aeroportuario del Pacífico, S.A. de C.V., major shareholder of the Concession Holder. The Ministry shall give notice to the Concession Holder of the terms according to which the compensation shall be paid.

9.2. Duties. From the granting of the present Concession, the Concession Holder will pay to the Federal Government the rights for the use, utilization and enjoyment of the Concession Assets established in the Federal Law of Duties, in the terms and with the frequency indicated in such Federal Law of Duties.

CHAPTER X

GENERAL PROVISIONS

10.1. Environmental Protection. The Concession Holders shall comply with the legal, regulatory and administrative provisions, as well as with the applicable international treaties in matters of ecological equilibrium and environmental protection.

The Concession Holder shall be held liable for ecological and environmental damages caused at the Airport, particularly those relating to noise and effective control of air, water and soil pollution at the Airport and in the Airport Infrastructure for acts and operations carried out from the conclusion of the delivery-receipt of the Concession Assets, and which arise from its acts and commissions, in accordance with the applicable laws and provisions in this matter, as well as in the terms of Exhibit 5, which establishes the liability of the Concession Holder in environmental matters.

10.2. Verification. The Ministry shall verify the compliance of the provisions of the Law, its Regulations and other applicable provisions, for which purpose, the Concession Holder will permit the Ministry’s personnel access to its facilities.

10.3. Joint and Several Obligation. Due to the fact that the Concession Holder forms part of a group comprised of the companies referred to in the antecedents of this Concession, in whose favor a concession was granted for the administration, operation, utilization and, as the case may be, construction of the airports assigned thereto, the Concession Holder and Grupo Aeroportuario del Pacífico, S.A. de C.V. shall jointly and severally respond against the Ministry with respect to the obligations contained in each of the concessions granted in favor of such companies. In case of breach by any Concession Holder of its obligations under its respective concessions resulting in the revocation thereof, the Ministry shall proceed to revoke this Concession.

10.4. Accounting and Statistical Information. The Concession Holder assumes the obligation of maintaining authorized systems, statistical records of the airport’s operations and movements, including volumes, maneuvers, frequency of services, efficiency and productivity indicators in general, and to inform the Ministry thereon in the terms and formats determined by the latter.

The Ministry may, at any moment, request form the Concession Holder the legal accounting, financial or any other information which it deems convenient related to the Airport activities, as well as to carry out polls directly with the Airport’s users with respect to the rendering of services therein. The Concession Holder shall publish in a newspaper of major circulation in México, its annual financial statements audited by an external auditor, within the first 4 (four) months after the end of each fiscal year.

10.5 Nationality. The Concession Holder will not have any rights other than those ceded under Mexican laws. Therefore, in the case that foreign investors participate in the capital stock of the Concession Holder, they hereby expressly promise not to invoke the protection of any foreign government, under the penalty of losing the rights hereof granted on behalf of the Mexican Nation in case of breach of this undertaking.

10.6. Responsibilities. The Concession Holder shall be directly liable before the Ministry for the compliance of the obligations hereunder, including those arising from the executions of agreements with third parties, as well as for the damages that as a consequence of the administration, operation, utilization and, as the case may be, construction, is caused to the Concession Assets and to third parties users of the Airport.

10.7. Insurance. The Concession Holder and service providers shall be responsible for the damages resulting from events for which they are responsible, and they should obtain insurance policies that cover the corresponding damages. Likewise, they shall have insurance covering damages to the Airport Infrastructure arising from natural disasters. The insurance contracts and their renewals should be registered before the Ministry and be effective during the term of this Concession.

10.8. Modification of Conditions. The conditions established in this Concession may be revised and modified through agreement between the Ministry and the Concession Holder according to the Law and other applicable provisions.

10.9. Termination. The present Concession will terminate as a result of any of the causes indicated in Article 26 of the Law. In addition to the grounds for termination provided for in the Law, grounds for termination of this Concession will be the breach of any of the obligations established in Conditions 9.1 and 10.11.

10.10. Assignment of Rights under the Concession. The Concession Holder may not assign the rights and obligations under this Concession, except in the cases when complying with the requirements provided for in Chapter 33 of the Law.

10.11. Shareholding. The Concession Holder states in terms of Exhibit 6 hereto that Grupo Aeroportuario del Pacífico, S.A. de C.V. is its major shareholder maintaining more than fifty one percent (51%) of the shares representing its capital stock. Grupo Aeroportuario del Pacífico, S.A. de C.V. assumes the obligation to maintain at least fifty one percent (51%) of the Concession Holder’s capital voting stock during the term of this Concession, with the understanding that the non compliance of this obligation shall be grounds for termination of the Concession.

Likewise, neither the Concession Holder, nor Grupo Aeroportuario del Pacífico, S.A. de C.V. either directly or through subsidiaries may acquire more than one concession for the operation of Airports within the country’s territory. Except from the foregoing, any acquisition of an additional concession for the operation of airport of a shareholder’s participation in excess of 30% (thirty percent) of a Concession Holder’s capital stock by the Concession Holder or Grupo Aeroportuario del Pacífico, S.A. de C.V. shall require the previous authorization from the Federal Antitrust Commission.

10.12. Liens. Neither the Concession Holder nor its shareholders may guarantee any obligation with the shares representing the capital stock of the Concession Holder or the rights arising hereunder, without the previous authorization from the Ministry.

In the cases where liens and encumbrances are authorized, it shall be established in any such agreements that establishes such lien, that the execution thereof in no instance shall grant the character of Concession Holder to the creditor or the third party receiving the guarantee. In order for the Concession to be awarded to the Creditor or a third party, the authorization from the Ministry will be required prior to the corresponding assignment of rights.

The Concession Holder in guaranteeing liens or encumbrances payment may undertake in the corresponding agreement to assign the rights and obligations contained hereunder to the creditor or third party being awarded, contingent to obtaining the previous authorization from the Ministry according to the preceding paragraph.

10.13. Reversion. When this Concession expires, for whatever reason, all the Concession Assets will revert to the Mexican Nation in good operative condition, without any cost to the Federal Government and free from any lien. The Concession Holder shall indemnify the Federal Government for damages that the Concession Assets may have suffered as a consequence of inadequate or deficient use, or as a consequence of inappropriate maintenance, provided that the foregoing is not a consequence of normal wear and tear in the use of the Concession Assets.

In addition, the Federal Government shall have a preemptive right to acquire the assets, personal property or real estate, works, installations and improvements, different from the Concession Assets or the assets attached thereto, destined to the rendering of the Services, at a price to be determined in accordance with the valuation carried out by an institution appointed at the Ministry or, at the Federal Government’s election, it may opt to lease such assets. This right that the Federal Government has to lease the assets shall operate independently of the destination that the Concession Holder desires for such assets.

If the case may be, the lease agreement shall be in effect for at least one (1) year and renewable automatically for equal periods until five (5) years. The amount of the rent shall be determined by experts, one of them appointed by the Concession Holder and the other appointed by the Federal Government and in case of disagreement, a third shall be appointed by both experts. In case the Concession Holder does not appoint an expert, or does not issue this opinion, it shall be understood that the Concession Holder waives its right to appoint an expert and unconditionally accepts the opinion issued by the expert appointed by the Federal Government.

10.14. Sanctions. In case of a breach of the provisions of the Law by the Concession Holder, the Ministry may impose on the Concession Holder the sanctions established according to the terms of Chapter 81 of the Law, and in any other applicable law, notwithstanding the possibility of revoking this Concession and of other sanctions that, within the scope of their authority, may be imposed by other authorities.

10.15. Permits and Procedures. The Concession Holder shall have a period of six (6) months from the time this amendment enters into effect, to obtain all the registrations, permits and authorizations which may be required for the operation and performance of the activities provided for hereunder.

To the extent that the Concession Holder does not submit to the Ministry for the corresponding procedure, the operation rules, the tariffs, the local safety program, the resolutions of the operations and schedule committees, and the local safety committee, the Concession Holder shall operate and render the Services in accordance with the rules, manuals, programs, committees and any other regulation of Aeropuertos y Servicios Auxiliares under which the Airport has been operating, such as the operation manual, the contingency and emergency programs, the safety measures and the current tariffs.

The Concession Holder shall have the support of the Ministry and of Aeropuertos y Servicios Auxiliares for obtaining permits, registries and authorizations mentioned in the foregoing paragraph, with the understanding that by obtaining them, it shall comply with the requirements established in the applicable provisions thereto.

10.16. Various Documentation. The Ministry shall deliver to the Concession Holder a copy of manuals, guidelines, instructions, referenced terms, training formats, and other related documentation mentioned by Aeropuertos y Servicios Auxiliares which are necessary in the continuation of airport operations regarding this Concession.

10.17. Competent Courts. For any issue related to the interpretation and compliance with this concession, except for the Ministry’s administrative issues, the Concession Holder agrees to submit them to the jurisdiction of the competent federal courts of the Federal District; in consequence, it waives any jurisdiction exception which might correspond to it by reason of its current or future domicile.

10.18. Registration. The Concession Holder must register, at its expense, this Concession with the Mexican Aeronautical Registry according to the corresponding regulations, within the thirty (30) days following the granting of this Concession.

10.19 Notifications. The Concession Holder undertakes to notify the Ministry in writing of any change to its domicile during the effectiveness of this Concession, with the understanding that in the case of omission, the notifications will be effective when delivering to its domicile indicated in the antecedents of this Concession.

10.20. Publication. The Concession Holder shall send, at its expense, to the Official Gazette of the Federation an abstract of this Concession or any amendment thereto, at the latest, on December 31, 1999, as authorized by the Ministry within a term no longer than sixty (60) days beginning the effective date hereof.

10.21. The exhibits referred to herein from an integral part hereof.

Except for the polygonal within which the Concession Assets are located described in Exhibit 1 hereto,

Exhibits 1 to 5 and 7 may be amended by the Ministry pursuant to the applicable legal and administrative regulations, without being deemed as an amendment to this Concession.

SECOND. The execution of the Concession Title, to which this amendment refers, by the Concession Holder implies the unconditional acceptance of its terms and conditions as of the date of its grant.

THIRD. This amendment to the Concession referred to in Antecedent I does not constitute a renewal of the rights and obligations thereunder, nor a renewal of its term.

This amendment is granted and shall enter into effect on November 15, 1999.

THE MINISTRY OF COMMUNICATIONS AND TRANSPORT

/s/ CARLOS RUÍZ SACRISTÁN
CARLOS RUÍZ SACRISTÁN

We unconditionally accept the terms contained in the amendments to this Concession. Aeropuerto de Guadalajara, S.A. de C.V.

/S/ JORGE LANZ DE LA ISLA
By: Jorge Lanz de Isla
Title: Legal Representative

SUMMARY OF EXHIBITS

EXHIBIT NUMBER	CONTENT

1

Description of the Airport’s polygonal, Air Protection Zone (Airport Infrastructure), and Airport’s Areas Distribution Plan, Plans of Airport’s Distribution:

(i) Plan 1. Distribution of areas occupied by the governmental authorities and agencies;

(ii) Plan 2. Distribution of areas occupied by the governmental authorities and agencies; and public domain real estate granted to Aeropuertos y Servicios Auxiliares for the distribution of fuel; and

(iii) Plan 3. Description of the Airport’s polygonal and Protection Zone (Airport’s Infrastructure) and Concession Assets.

2	Agreements assigned to the Concession Holder.

3	Efficiency and quality standards.

4	Master Development Program.

5	Liability in environmental protection matters.

6	Written statement of the majority shareholder of the Concession Holder.

7	Tariff Regulation Rules.

Exhibit One to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Guadalajara, S.A. de C.V.

Description of the Airport’s polygonal, Air Protection Zone (Airport Infrastructure), and Airport’s Areas Distribution Plan, Plans of Airport’s Distribution:

(i) Plan 1. Distribution of areas occupied by the governmental authorities and agencies;

(ii) Plan 2. Distribution of areas occupied by the governmental authorities and agencies; and public domain real estate granted to Aeropuertos y Servicios Auxiliares for the distribution of fuel; and

(iii) Plan 3. Description of the Airport’s polygonal and Protection Zone (Airport’s Infrastructure) and Concession Assets.

Exhibit Two to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Guadalajara, S.A. de C.V.

Lease contracts assigned to the concession holder (Table as at November 15, 1999).

Exhibit Three to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Guadalajara, S.A. de C.V.

STANDARDS USED IN THE CALCULATION OF THE INVESTMENTS IN AEROPUERTO DE GUADALAJARA

Air Field

PARAMETER	STANDARD

Contact points	• 75% php
Passenger Mini-buses	• 25% php • 60 persons/mini-bus
Access Ways	• 2,400 php/access lane • Minimum of 2 access ways
Water Treatment Plant	• 15 liters/day/person
CREI Building	• one per airport
Emergency plants	• 3 per airport
Control tower	• One per airport
Sidewalks and Walkways	• 13.57m/hectare
Water tanks	• 45 liters/person/day • 3 reserve days
Support Vehicles	• 0.20 vehicles/daily operation
Baggage Carousel	• 216 pieces of luggage/carousel/during peak hours • 1 piece of luggage per domestic passenger • 1.4 pieces of luggage per international passenger
X-rays	• 80m/band
Escalators	• 500 php/machine
Elevators	• 600 php/step
Ascending and descending sidewalks	• 1,000 php/elevator

Lanes in front of the terminal	• 7.5m wide • 0.39 meters/php

Taxi parking	• 3 lanes

• 3m wide • 0.02 taxis/php

Passenger parking	• 500 parking spaces/million exiting passengers

Employee parking	• 0.13 parking spaces/employee • 30m2/parking space

Exhibit Four to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Guadalajara, S.A. de C.V.

Master Development Program.

According to Chapter 6.1 of the Concession, the initial Master Development Program will be presented by the Concession Holder to the Ministry no later than March 31, 2000 and shall cover the period between the above-mentioned date and December 31, 2004, so that it may be consistent with the Tariff Regulation Rules referred to in Exhibit 7 of this Concession.

The elaboration of the said program must take into obligations the agreements established by the Strategic Partner in the Master Development Program which form part of the Technical Budget given by the winning participant to the Ministry for the bidding of the shares of Grupo Aeroportuario del Pacífico, S.A. de C.V. on July 29, 1999.

MEXICAN BUREAU OF CIVIL AVIATION

[Logo]	México, D.F., November 30, 2000
MINISTRY OF COMMUNICATIONS
AND TRANSPORTATION

I refer to your letter of July 14, 2000, in which you seek the authorization of the Ministry of Communications and Transportation for the Master Development Programs of the 12 (twelve) participating airports of the Pacific Airport Group.

I also refer to your letter of November 28, 2000 to this department providing the additional requested about annual investment plans, adjusted to the minimum investment commitments established in the modifications to the concessions of the Pacific Airport Group.

In this regard, and based on article 38 of the Airport Law; article 23 of the rules thereunder; section 6.1 and annexes 3, 4 and 7 of the amendments to the concessions; article 18 of the Internal Rules of this Ministry, and in accordance with amendments and previous analysis of the foregoing documents, we advise that the SCT authorizes the GAP Master Development Programs for the period 2000-2004 and the respective investment programs (see tables 1 through 13 attached), for the following airports:

Aguascalientes, S.A. de C.V.	Manzanillo, S.A. de C.V.
Bajio, S.A. de C.V.	Mexicali, S.A. de C.V.
Guadalajara, S.A. de C.V.	Morelia, S.A. de C.V.
Hermosillo, S.A. de C.V.	Puerto Vallarta, S.A. de C.V.
La Paz, S.A. de C.V.	San José del Cabo, S.A. de C.V.
Los Mochis, S.A. de C.V.	Tijuana, S.A. de C.V.

For the sake of clarity, we advise that the Master Development Programs that are granted hereby authorize an expenditure of $807,814,780.00 (eight hundred and seven million, eight hundred and fourteen thousand, seven hundred and eighty Mexican pesos) for the airports constituting the group for the period 2000-2004. Amounts for the year 2000 should be considered "contracted investments," while amounts for subsequent years should be considered "executed investments."

Without further ado, please receive our best regards.

Yours truly,

[Signature]

DIRECTOR GENERAL
ING. JUAN ANTONIO BARGÉS
MESTRES

TABLE 1

MASTER DEVELOPMENT PLANS OF PACIFIC AIRPORT GROUOP
SUMMARY OF INVESTMENTS TABLE
(CONSTANT 2000 PESOS)

AIRPORT	2000	2001	2002	2003	2004	2000-2004
Aguascalientes	1,564,500	6,676,975	5,612,475	7,783,325	6,300,125	27,937,400
Bajío	7,687,209	7,048,604	6,883,254	6,883,254	2,906,254	31,408,575
Guadalajara	59,341,700	32,122,400	8,292,300	38,218,200	97,593,500	235,568,100
Hermosillo	9,583,520	4,624,060	14,248,459	9,833,700	5,083,600	43,373,339
La Paz	17,390,250	6,931,850	13,417,100	4,238,350	3,901,970	45,969,520
Los Mochis	3,292,2400	4,189,173	3,004,773	5,651,053	1,954,280	19,091,679
Manzanillo	8,875,326	10,283,966	9,432,522	5,956,382	7,152,882	41,701,078
Mexicali	5,374,215	11,186,839	9,127,267	1,747,270	1,747,270	29,182,861
Morelia	9,299,243	14,057,329	15,365,719	7,590,206	10,086,731	56,399,228
Puerto Vallarta	34,729,900	17,338,300	14,333,900	6,231,000	22,210,100	94,843,200
San José del Cabo	25,582,100	12,422,600	831,600	—	—	38,836,300
Tijuana	22,625,900	42,057,600	66,285,400	11,043, 700	1,490.900	143,503,500
TOTAL	205,346,263	168,939,696	166,834,769	105,266,440	161,427,612	807,814,780

TABLE 2

Detail of Annual Investments

2000 - 2004

	2000		2001		2002		2003		2004
DESCRIPTION	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL
Runways			a2	5,612,475	a2	5,612,475
Taxiways	a1	550,000
Platforms
CREI
Perimeter fencing
Parking lots							c1	1,283,200
Terminals	b1	1,014,500	b1	1,014,500
Skyways
Baggage equipment
X-Ray equipment
Elevators and escalators
Air conditioning
Furniture and carts
Access roads							a3	250,000
Environmental protection							f1	6,250,125	f1	6,250,125
Support vehicles
Loading areas
Flooring
Land purchases
Repositioning services									e1	50,000
Emergency generators			D1	50,000
TOTAL		1,564,500		6,676,975		5,612,475		7,783,325		8,300,125

TABLE 3

Detail of Annual Investments

2000 - 2004

	2000		2001		2002		2003		2004
DESCRIPTION	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL
Runways
Taxiways
Platforms
CREI
Perimeter walls			a1	954,000	a2 a3	6,552,000	12 a3	6,552,000
Parking lots
Terminals	b1 d1	3,593,755	b1	3,188,350
Skyways
Baggage equipment
X-Ray equipment
Elevators and escalators
Air conditioning
New image	G1	331,254	f1	331,254	f1	331,254	f1	331,254	f1	331,254
Access roads
Environmental protection	f1	331,254	f1	331,254	f1	331,254	f1	331,254	f1	331,254
Support vehicles									D3	2,550,000
Loading areas
Flooring
Land purchases
Repositioning services									e1	25,000
Emergency generators	E2	425,000	D2	25,000
TOTAL		7,687,209		7,048,604		6,883,254		6,883,254		2,906,254

TABLE 4

Detail of Annual Investments

2000 - 2004

	2000		2001		2002		2003		2004
DESCRIPTION	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL
Runways	A.1	19,000.0
Taxiways					A.2	7,242.3	A.2	7,242.3
Platforms
CREI
Perimeter fencing									1.1	1,177.4
Parking lots
Terminals	B.1	21,000.0	B.1 B.2	14,000.0 5,500.0			B.3	22,609.2	8.3	52,755.0
Air cars	D.1	5,000.0	D.1	5,000.00
Air passageways			D.6	2,441.3			D.6	7,323.9	D.8	7,323.9
Baggage equipment
X-Ray equipment	D.2	540.5	D.2	1,081.1
IT equipment and licenses	D.3	500.0	D.3	2,000.0
Escalators and elevators
New image	G.1	9,601.2
Access roads
Environmental protection					F.1	1,050.0
Support vehicles	D.5	1,200.0	D.5	1,500.0			D.5	800.00
Loading areas
Flooring
Lighted vertical signalling	D.4	1,500.0
Land purchases									H.1	36,180.D
Repositioning services							E.1	119.4	D.1	80.6
Improvements to electrical equipment							D.7	123.4	D.7	76.8
Transformers and emergency generators	D.8	1,000.0	D.8	600.0
TOTAL		59.341.7		32,122.4		6,282.3		38,218.2		97,593.5

TABLE 5

Detail of Annual Investments

2000 - 2004

	2000		2001		2002		2003		2004
DESCRIPTION	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL
Runways
Taxiways
Platforms	a1; a2	3,887,520	a1; a2	3,887,520
CREI
Perimeter fencing
Parking lots
Terminals	b.2	5,500,000					b1	4,637,800	b1	4,637,800
Skyways
Baggage equipment
X-Ray equipment			d2	540,540
Elevators and escalators
Air conditioning
Furniture and carts
Access roads
Environmental protection	f1	196,000		196,000	f1	7,696,150	d1:f1	5,196,100	f1	196,000
Counters
Support vehicles
Loading areas
Flooring					a3	6,552,309
Land purchases
Repositioning services									e1	125,000
Emergency generators									d3	125,000
TOTAL		9,583,520		4,624,060		14,248,459		9,833,700	5,063,600

TABLE 6

Detail of Annual Investments

2000 - 2004

	2000		2001		2002		2003		2004
DESCRIPTION	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL
Expansion	a1	2,910,000	a2: a3	6,891,850	a3	10,188,750
Taxiways	a1	1,940,000
Platforms
CREI							b2	1,000,000
Perimeter fencing
Parking lots							c1	100,000
Terminals					b1	3,188,350	b1	3,188,350
Skyways
Baggage equipment									d2	3,661,970
X-Ray equipment
Elevators and escalators
Air conditioning
Furniture and carts
Access roads
Environmental protection	d1: b3	12,540,250	f1	40,000	f1	40,000	f1	40,000	f1	40,000
Counters
Support vehicles
Loading areas
Flooring
Land purchases
Repositioning services									e1	100,000
Emergency generators									d1	100,000
TOTAL		17,390,250		6,931,850	13,417,100		4,328,350			3,901,970

TABLE 7

Detail of Annual Investments

2000 - 2004

	2000		2001		2002		2003		2004
DESCRIPTION	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL
Expansion
Taxiways
Platforms							A1; A2	2,646,280	A1; A2	2,646,280
CREI
Perimeter fencing
Parking lots
Terminals	B1	1,159,400	B1	1,159,400
Skyways
Baggage equipment
Lighted vertical signalling	D4	800,000
Elevators and escalators
Air conditioning
Furniture and carts
Access roads
Environmental protection	F1	133,000	F1	133,000	F1	133,000	F1	133,000	F1	133,000
Support vehicles	D3	300,000
Loading areas
Flooring			A3	2,871,773	A3	2,871,773	A3	2,871,773
Land purchases
Repositioning services									E1	150,000
Emergency generators	D2	400,000	D1	25,00					D1	25,000
TOTAL		3,292,400		4,189,173		3,004,773		5,651,053

TABLE 8

Detail of Annual Investments

2000 - 2004

	2000		2001		2002		2003		2004
DESCRIPTION	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL
Expansion
Taxiways
Platforms	A1: A2	500,000	A1; A2	5,304,640	A1; A2	5,304,640
CREI									D.3	4,000,000
Perimeter fencing	C.3	200,000	C.3	100,000
Parking lots					C3	1,000,000	C3	403,500
Terminals	B1	2,896,500	B1	2,896,500
Air cars							D.5	4,000,000
Machinery, equipment and support vehicles	D.1	550,00	D.1	800,000
Lighted vertical signalling	D.2	700,000
Elevators and escalators
Air conditioning
IT equipment	D.4	500,000	D.4	400,000
Perimeter road	C.2	400,000	C.2	500,000
Environmental protection	F1	280,826	F1	280,826	F1	280,826	F1	280,826	F1	280,826
Loading areas
Flooring					A3	2,847,056	A3	2,847,056	A3	2,847,056
New image	G1	2,846,000
Repositioning services									E1	25,000
Emergency generators							D6	25,000
TOTAL		8,875,326		10,283,996		9,4332,522		6,956,382		7,152,882

TABLE 9

Detail of Annual Investments

2000 - 2004

	2000		2001		2002		2003		2004
DESCRIPTION	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL
Expansion
Taxiways
Platforms							A1	1,089,270	A1	1,089,270
CREI
Perimeter fencing
Parking lots
Terminals	E1	1,216,215
Skyways
Baggage equipment
X-Ray equipment
Elevators and escalators
Air conditioning
Furniture and carts
Access roads
Environmental protection	D1 F1	4,156,000	D1 F1	5,158,125	D1 F1	5,158,125	F1	658,000	F1	658,000
Counters
Support vehicles
Loading areas
Flooring			A2	5,953,714	A2	3,969,142
Land purchases
Repositioning services			E1	75,000
Emergency generators
TOTAL		5,374,215		11,186,839		9,127,267		1,747,270		1,747,270

TABLE 10

Detail of Annual Investments

2000 - 2004

	2000		2001		2002		2003		2004
DESCRIPTION	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL
Expansion
Taxiways
Platforms			A1	1,335,800
CREI
Perimeter fencing
Parking lots			B2	2,846,600	B2	2,646,600
Terminals	B1	5,797,000	B1	5,797,000
Skyways
Baggage equipment									D3	1,830985
X-Ray equipment									D4	540,540
Elevators and escalators
Air conditioning
Furniture and carts
Access roads			C1	2,813,048
Environmental protection	F1	259,000	F1	259,000	F1	259,000	F1; D2	6,509,125	F1; D2	6,509,125
Emergency exits
Support vehicles
Loading areas
Flooring					A2	11,379,036
Land purchases
Repositioning services
Emergency generators			D1	125,000
TOTAL		9,299,243		14,057,329		15,365,719		7,590,206		10,066,731

TABLE 11

Detail of Annual Investments

2000 - 2004

	2000		2001		2002		2003		2004
DESCRIPTION	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL
Expansion	A.3	5,580.0							A.4	14,810.1
Taxiways									A.4
Platforms	A.5	2,000.0	A-1 C-2	2,862.0 1,000.0	A-2 C-3	7,596.4 900.0
CREI	D.1	1,000.0			A.6	1,500.0			D.9	5,000.0

Parking lots			C1	983.7
Terminals			B.1	1,525.6
Improvements to electrical equipment			D.8	125.0
Rayox X	D.6	540.5	D.6	540.5			D12	1,081.0
Escalators and elevators
Counters			D.5	1,216.2
Furniture and carts
Regulators and transformers	D13	500.0
Environmental protection			F.1	423.4	F.1	215.9
Bridge			B.2	2,318.8
Support vehicles	D.10	1,500.0
Other upgrades	D.3	1,000.0
Repositioning services			E.1	125.0
IT equipment	D.11	700.0
Air car loading and unloading zone			B.3	2,702.7
Immigration desk			D.4	405.4	D.7	1,621.6
Closed-circuit TV security			D14	200.0					D24	2,000.0
Movable lighting			D15	2,000.0
Lighting			D16	900.0
Support vehicles							D17	500.0
TOTAL

TABLE 12

Detail of Annual Investments

2000 - 2004

	2000		2001		2002		2003		2004
DESCRIPTION	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL
Expansion
Taxiways
Platforms			A.1	9,282.0
Platforms			A.2	3,094.0
Improvements to electrical equipment	D.1	53.4	D.1	46.6
Parking lots
Terminals	B.1	24,695.2
Repositioning services	E.1	100.0
Baggage equipment
X-Ray equipment
Escalators and elevators
Air conditioning
Furniture and carts
Access roads
Environmental protection	F.1	732.6			F.1	831.6
Emergency exits
Support vehicles
SACSA acquisition	h.1	320,000.0
Flooring
TOTAL		345,582.1		12,422.6		831.6

TABLE 13

Detail of Annual Investments

2000 - 2004

	2000		2001		2002		2003		2004
DESCRIPTION	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL	CO	TOTAL
Expansion
Taxiways
Platforms	A1	4,469.1	a.1	4,450.2	a.3	8,282.8	a.3	8,282.8
CREI
Perimeter wall	C2	540.0
Parking lots
Terminals			B1	30,868.0	B1	30,868.0
Skyways					D7	9,765.2
Vehicles and equipment	D4	600.0	D4	1,200.0
IT equipment and licenses	D5	900.0
Lighting systems			D6	900.0
Lighted vertical signalling	D1	900.0
Furniture and carts			B1		B1
Customs post	D8	810.8
Environmental protection	F1	1,528.7	F1	921.4	F1	354.6			F1	11,480.8
Air cars	D3	2,400.0
Immigration desk			D.8	1,821.8
New electrical systems			D2	800.0
Flooring					G1	14,152.9
Upgrades to electrical systems
Repositioning services					D1	50.0
Installations	A2	1,486.3	A2	1,486.4	A4	2,760.9	A4	2,760.9
New image	H1	9,000.0
TOTAL		22,626.9		42,057.6		66,288.4		11,043.7		1,400.9

Exhibit Five to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Guadalajara, S.A. de C.V.

Liabilities in environmental protection matters.

1. Aeropuertos y Servicios Auxiliares (“ASA”) and subsequently, the Federal Government shall be held responsible for any damage caused to the soil, subsoil and water bearings due to ASA’s acts or omissions prior to November 1, 1998.

2. Likewise, ASA and subsequently, the Federal Government, shall be held responsible for any damage and harm, sanctions and obligations which endanger the environment by soil, subsoil and water bearings pollution different than those mentioned in the ecological audits, which may have been caused by ASA’s acts or omissions prior to November 1, 1998.

The Concession Holder may, beginning from the granting of this Concession, carry out at its expense the audits and tests which it may deem convenient in order to identify who is responsible in environmental protection matters.

3. ASA has all notices, permits, licenses or similar authorizations, which need to be obtained or filed before any environmental authority, except for those referred to in the audit carried out by the Federal Environmental Protection Bureau respect to the Airport (the “Audit”).

ASA shall be responsible in carrying out such preventive and corrective measures that under the Audit shall begin before November 1, 1998 and the Concession Holder shall be obliged to comply with all provisions in environmental matters before the federal and local authorities beginning November 1, 1998, with the understanding that with respect to such preventive and corrective measures provided for in the Audit, its responsibility shall be to initiate and carry out such acts or programmed procedures from November 1, 1998.

Notwithstanding the foregoing, ASA and subsequently the Federal Government, will respond to any contingencies that arise and which originated prior to November 15, 1999 and whose remedy was not indicated in the aforementioned Works and Activities Programs.

Consequently, the Concession Holder, starting at said date, undertakes to carry out, at its expense, the corrections, modifications and execution of surface and infrastructure works in the Concession Assets which it operates, provided in the Works and Activities Programs resulting from the environmental Audits, which include, among others, (i) the updating or obtaining of licenses, permits, registries, manifests and concession, (ii) the maintenance of binnacles, (iii) the reconstruction of installations including drainage and underground hydrocarbon tanks, and (iv) pollution prevention’s works and activities pertaining to noise, as well as water and air, in accordance with applicable legal provisions matters and the agreements executed by the Concession Holder with the competent authority for such purposes. The Concession Holder shall be responsible for the damages arising from its acts or omissions in case of non compliance with the provision of this paragraph.

ASA shall deliver to the Concession Holder the necessary documents for the latter to be the new holder of each of the required documents under the applicable legislation.

4. The Concession Holder, within a period of 180 days, beginning from the conclusion of the delivery-receipt diligence mentioned in this Concession, shall adopt, at least, the prevention measures for the soil, subsoil and water bearings contamination, which may be suggested in the environmental audit referred to in paragraph number 2 of this Exhibit. It shall be presumed that ASA is responsible for the damages caused to the soil, subsoil and water bearings after the implementation of such prevention measures, unless proven to the contrary.

5. ASA and subsequently, the Federal Government undertake to maintain the Concession Holder free and harmless, as well as to indemnify it for the damages, losses, expenses and judicial costs, according to the provisions of the Civil Procedures Federal Code, sanctions, civil, administrative and criminal obligations, and to cover any amount which it may be paid as a consequence of ecological damages attributable to ASA according to the Concession, provided that the procedure mentioned in paragraphs 5.1. to 5.3 below are fully evidenced, by which the Concession Holder shall:

5.1 Notify ASA and the Ministry in writing within the five (5) days following its knowledge of civil, administrative or criminal procedures related to damages or responsibilities arising form the breach of obligations in environmental matters with respect to soil, subsoil, water bearings and an adequate proposal for hazardous waste. The Concession Holder shall attached to the mentioned notification, the respective claim and the related documents which may be available.

5.2 Immediately proceed according to the law, to present the corresponding defense, either judicially or administratively, and shall state in the defense that ASA and the Federal Government, represented by the Ministry, shall be called to that procedure as interested third-parties without prejudice of having its request accepted because the issued resolutions may result in a loss for ASA and the Federal Government.

5.3 Deliver to ASA and to the Federal Government the information, documentation and other necessary elements which it may have so that, as the case may be, they may be able to participate in the defense of the corresponding claims, as third-party, in the respective procedure.

6. The Concession Holder undertakes to maintain ASA or the Federal Government, as the case may be, free and harmless, as well as to indemnify them for damages, losses, expenses and judicial costs according to the provisions of the Federal Code of Civil Procedures, direct expenses, sanctions, civil, administrative and criminal obligations and to cover any sum which it may have paid as a consequence of damages in ecological matters beginning November 1, 1998, according to the provisions of this Exhibit provided that the procedures referred to in paragraphs 5.1. to 5.3. above are carried out.

7. Upon concluding the procedure in which responsibility is determined for damages to the soil, subsoil or water bearing, the Concession Holder, ASA and the Ministry, in case of doubt with respect to the party responsible for such damages subject to reclamation, shall be subjected to the following criteria in order to determine the responsible party:

7.1 The Concession Holder and ASA, with the corresponding information, may agree on the responsibilities and the extent thereof that correspond to each of them, as the case may be.

7.2 If the Concession Holder and ASA do not reach an agreement, determination of the responsibility and the extent thereof shall be made by an authorized independent advisor authorized by the competent authorities in environmental matters and hired by agreement between both parties. If the parties do not reach an agreement regarding the appointment of the advisor, any of them may request the National Ecology Institute to appoint one. The costs and expenses arising from his hiring shall be paid in proportion to the parties responsibility, as determined by the advisor.

8. If the Concession Holder does not comply with the obligations established in paragraphs 5.1 to 5.3 of this Exhibit, and is obligated to pay any claim, it shall lose its right to request an appeal of such payment form ASA or subsequently from the Federal Government.

Likewise, if ASA or the Ministry, as the case may be, do not comply with the obligations mentioned in paragraph 6 of this Exhibit, it shall lose its rights to request the payment from the Concession Holder.

9. During the final year of this concession, the Concession Holder shall, at its expense, carry out an environmental audit surveyed by the competent authority of the workshops and supply centers which it has operated, as well as of those which it additionally installs. In case of early termination of the Concession, the Concession Holder shall carry out within the following six (6) months, the audit mentioned. The Ministry shall be informed of the results thereof within the fifteen (15) calendar days following the execution of a compliance agreement with the competent authorities.

If the Concession Holder does not carry out the mentioned audit or the remediation works that may correspond to it, the Ministry may perform them with the competent authority, directly or through third parties, at the Concession Holder’s expense.

Exhibit Six to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Guadalajara, S.A. de C.V.

México, D.F., December 1, 1999.

Carlos Ruiz Sacristán, Esq.

Ministry of Communications and Transportation

In accordance with paragraph 10.11 of the Concession by means of the representative of Grupo Aeroportuario del Pacífico, S.A. de C.V., I state the following:

Grupo Aeroportuario del Pacífico, S.A. de C.V., maintains more than 51% (fifty one percent) of the representative shares of the capital stock of Aeropuerto de Guadalajara, S.A. de C.V.

Grupo Aeroportuario del Pacífico, S.A. de C.V., agrees to maintain at least 51% (fifty one percent) of the representative shares of the capital stock of Aeropuerto de Guadalajara, S.A. de C.V., with voting rights during the period this Concession lasts, that is, fifty (50) years, beginning November 1, 1998, as well as during its extensions, according to Chapter 15 of the Airports Law.

Likewise, Grupo Aeroportuario del Pacífico, S.A. de C.V., directly or through its subsidiary companies, promises not to acquire more than one concession for the operation of airports in Mexico. Notwithstanding the foregoing, any acquisitions of one additional concession for the operation of airports or the shareholding participation greater than 35% (thirty percent) of the capital stock of the concession company by Grupo Aeroportuario del Pacífico, S.A. de C.V., will require previous authorization from the Federal Competition Commission.

GRUPO AEROPORTUARIO DEL PACÍFICO, S.A. DE C.V.

/S/ JORGE LANZ DE LA ISLA
Jorge Lanz de la Isla
Empowered by Grupo Aeroportuario del Pacífico, S.A. de C.V.

Exhibit Seven to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Guadalajara, S.A. de C.V.

ANTECEDENTS

The Ministry of Communications and Transportation, hereinafter, the Ministry, on June 29, 1998 granted in favor of Aeropuerto de GUADALAJARA, S.A. de C.V., hereinafter, the Concession Holder, a concession, hereinafter the Concession, in order to: (i) administrate, operate and utilize the airport located in the city of Guadalajara, Jalisco, hereinafter the Airport, and to carry out constructions in the Airport with the goal of providing airport, complementary and commercial services in the Airport; and (ii) use, utilize and make use of the public Assets which in the Concession are determined according to the General Law of National Assets and the Airport Laws. This Concession was modified on November 15, 1999.

The Federal Competition Commission, according to Article 67 of the Airport Laws, gave an opinion through the official note SC-10-096-99-800, folder AD-2499 stating that there are no reasonable competition conditions with regards to providing airport services in the Airport, as well as for leases and compensations related to the contracts executed by the Concession Holder with the providers of complementary services whose location within the airport is indispensable for passengers and aircraft.

According to the foregoing and based on Articles 67, 69 and 70 of the Airports Law, this Ministry establishes the following:

APPLICABLE TARIFF REGULATION RULES FOR GUADALAJARA AIRPORT

1. General Aspects

1.1. The present Tariff Rules and its appendices, hereinafter the Rules, form an integral part of the Concession. The Concession Holder will be subjected to the Rules and expressly recognizes that these Rules will be applicable during the entire period of effectiveness of the Concession.

1.2. There is a joint Maximum Tariff established, expressed by the amount of traffic (hereinafter the Maximum Tariff) applicable to the amount of services established in the following second sentence (hereinafter the Regulated Services) that will be provided in the Airport.

Consequently, the total revenues earned through providing Regulated Services at the Airport, between the total Traffic Units in one calendar year, must not exceed the Maximum Tariff established according to the Rules herein.

1.3. For the purposes of these Rules:

1.3.1. All the monetary calculations must be given in pesos as of December 31 of the last year of the previous Period under a mechanism similar to those included in Bulletin B-10 of the generally accepted accounting principles in Mexico, and

1.3.2. The Traffic Unit used is a unit of cargo-work. A cargo-work unit is equivalent to one passenger or 100 kilograms of cargo.

For purposes of the foregoing, a Passenger will be counted as a passenger who arrives or departs by air and one who is in transit or in transfer (hereinafter the “Passenger”). Each 100 kilogram of cargo that arrives or leaves, in transit or transference from the airport.

1.4. The Ministry, directly or by the petition of the Concession Holder, whenever it carries out the revision referred to in Section 6 of the following Rules, will be re-express the Traffic

Unit to Passengers or aeronautic operation. For that purpose, aeronautic operation will be counted as the landing or departure of one aircraft in the Airport.

2. Regulated Services

2.1. The Regulated Services according to the current Rules are: the providing of airport services and leases and compensations related to contracts which the Concession Holder executes with complementary service providers.

2.2. The following are explicitly excluded from the Regulated Services:

2.2.1. Public parking service, so long as it can not be determined by the Ministry that there are any other available alternatives, in which event it would fix a specified Maximum Tariff.

2.2.2. Leases or contracts with complementary service providers or users in order to establish administrative offices or installations which, according to the Ministry, are not indispensable for the attention of passengers or aircraft.

3. Determination and Amendment of Specific Tariffs

3.1 The Concession Holder will fix and register the specific tariffs applicable to each service included within the Regulated Services according to the legislation, the concession and the present Rules. These specific rates may only be amended every six months and in those cases in which adjustments are made to the Maximum Rate they must be in agreement with these Rules.

3.2 The Concession Holder will be free to determine different levels of rates for schedules, operation volume, packages of Regulated Services or other conditions of general character, so long as the set rates are applied to all users that comply with the corresponding conditions.

3.3 The Concession Holder, when applying specific rates will be liable, that for each calendar year, the sum of the earned revenues for the specific services rendered included in the Regulated Services, divided among the total Traffic Units for the corresponding year, does not exceed the Maximum Rate.

4. Determining the Maximum Tariff

4.1 The Maximum Tariff will be determined in accordance with these Rules, and will consider an objective yield rate over realized capital investments and impinges on the rendering of Regulated Services, in relation with the Projections relative to: (a) Traffic Units (b) operational cost and expenses (c) capital investments, as described in No. 2 of

Exhibit B to these Rules, and (d) considering the fulfillment of the service standards referred to in the annex of the Concession.

The objective yield rate to the investments will be determined previously by the Ministry. It is expressly understood that this efficiency rate constitutes only a parameter for determining the Maximum Tariff. In no case can it be understood that the objective yield rate of the investments constitutes a guarantee or undertaking of the Ministry or from the Federal Government from which the Concession Holder will obtain said rate or similar rates in the future. Likewise, obtaining said rate will not constitute a condition for the fulfillment of the obligations of the Concession Holder in agreement with the Concession.

4.2 The Maximum Tariff will be determined using the methodology of discounted cash flow, by which a net present value is solved and the Maximum Tariff (MT) is obtained from the modified formula of discounted cash flow that is set forth below:

NPVn = TV + 15n=1 ( (MTn x TUn ) — En) ÷ (1 + r)n

Where:

NPV (Net Present Value): refers to the Referenced Value of the year n (as defined in Section 8 of this Rules)

MT (Maximum Tariff): refers to the Maximum Tariff that is used to limit the maximum airport revenues for services in the Regulated Services for the Traffic Unit, and that is estimated using the formula above, for each year (n)

TU (Traffic Unit): refers to the number of Traffic Units projected for each year (n)

En (Disbursements): refers to the total disbursements in each year (n) relative to the airport business, obtained by summing up:

• All of the operative cost and expenses (without depreciation or amortization) projected for each year (n). In Appendix A, there is a description of operational cost and expenses related to the rendering of services included the Set of Regulated Services.

• Investments to be made in each corresponding period (n)

r (Discount Rate): refers to the objective efficiency rate of the investments. See Appendix D

n (Year): refers to each of the calendar years of the 15 considered years (from 1 to 15).

TV (Terminal Value): refers to the remaining value at the end of year 15, which will be estimated in agreement with what is established in the following Section 10.

All of the previous variables should be expressed in real terms, that is, without including expectation for inflation.

4.3 With the exception of the Maximum Tariff (“MT”), in the previous formula it would be understood that all the elements beginning from (a) the previous determination of Reference Value, Discount Rate and the corresponding Terminal Value, and (b) the projections from the Master Development Program, all of the calculations and estimates refer only to the rendering of Regulated Services.

Consequently, for the effects of these Rules, the only capital investments they will enter in the ledger are the ones that are carried out in infrastructure and equipment for the rendering of Regulated Services.

The Maximum Tariff determined in agreement with the procedure previously described will be obligatory for the first Period, which covers the first five (5) years, and is indicative of the two following Periods, this is the remaining ten (10) of the fifteen years that comprise the Projections, in the understanding that the Maximum Tariff for both these Periods is considered at similar levels as the First Period and, in any event, the Ministry will look to reduce abrupt changes in the Maximum Tariff of the subsequent Periods.

4.4 The Maximum Tariff determined in agreement with the procedure previously described will be revised and, as the case may be, adjusted every five years (hereinafter the Period). In the beginning of the Period the Maximum Tariff can only be adjusted and actualized based on the terms and conditions of these Rules.

5. Adjustment and Actualization of the Maximum Tariff

5.1. The Maximum Tariff will be adjusted annually for efficiency and will be corrected regularly for inflation according to the current Rules.

5.2. Adjustments for Efficiency.

5.2.1. The Maximum Tariff will be adjusted January 1 of each year by means of the corresponding efficiency factor, with the goal of making the airports users participants of the efficiency improvements achieved by the Concession Holder.

5.2.2. The efficiency factor will be applied in agreement to the following formula:

MTt = MTt-1 (1-x)

Where:

new Maximum Tariff (MTt): Refers to the effective Maximum Tariff reflecting the adjustment for efficiency.

original Maximum Tariff (MTt-1): Refers to the effective Maximum Tariff until the moment of making the adjustment for efficiency.

efficiency Factor (X): Refers to a factor lesser than one and is expressed as a decimal which will serve in order to adjust the Maximum Tariff.

5.2.3. The Ministry, when determining the Maximum Tariff, shall set the efficiency factors for five (5) years from the respective Period. The effect will take in consideration the prior efficiencies reached by the Concession Holder, the parameters of efficiency reached by other airport concession holders in Mexico as well as other international and comparable experiences in the industry.

5.3. Actualization per Inflation.

5.3.1. The Maximum Tariff will be adjusted by the efficiency factor. It will be automatically actualized in order to reflect accumulated inflation according to the National Producer Price Index (Índice Nacional de Precios al Productor or “INPP”), excluding petroleum, published by the Mexican Central Bank (Banco de México) every six months or sooner, in case an increase in the INPP exceeds five accumulated percent (5%), since the last actualization for inflation.

6. Regular Revisions of the Maximum Tariff

6.1. The Maximum Tariff will be revised regularly every five (5) calendar years, within the last six months of the fifth year, when the Master Development Program of the following Period is filed for revision.

6.2. The Ministry will revise and will determine based on the Projections of the Master Development Program approved for the following period and these Rules, the new applicable parameters during the following five (5) years including new traffic projections, Reference Values, Interest Rate, efficiency factor, minimum quality standards and minimum investment compromises and, as the case may be, the Traffic Unit, among others.

For purposes of the foregoing, the Master Development Program will be elaborated according to the procedures indicated in Appendix B of these Rules.

6.3. At any time, the Ministry may solicit clarifications and additional information from the Concession Holder, which the Ministry might estimate convenient, as well as to solicit the opinion of the airport users.

6.4. Costs and expense variations with respect to those projected in the previous period, in the setting of the Reference Values and consequently, in determining the Maximum Tariff, when they result from the cost increases which result in the inclusion of variations in the required quality standards, provided always that said variations have been approved within the Master Development Program, in the excluded safety indexes or through amplifying airport infrastructure, as well as achieved efficiencies or others that the Ministry authorizes, with respect to those that were effective when the original projections were elaborated.

7. Maximum Tariff ‘s Extraordinary Adjustments

7.1. In an extraordinary manner, the Ministry may revise and, as the case may be, adjust the Maximum Tariff without waiting for the end of the five-year period in the set forth events.

7.2. At the Concession Holder’s request, if cost of operation or investment capital are required that are not foreseen in the approved Master development Program, as consequences of:

7.2.1. Modifications of the applicable legislation with respect to the quality standards that the Concession Holder must achieve prior to the following periodic revision;

7.2.2. Modification of the applicable legislation which require establishing new means of security or protection of the environment that the Concession Holder must comply with immediately; or

7.2.3. Natural disasters which result in the modification of the Master Development Program such that the projections of the demand like in investments and works to happen. To that effect, the indemnification from the respective insurance will be considered.

7.3. When the Ministry authorizes the Concession Holder to decrease the proposed investment capital in the approved Master Development Program, resulting from a significant decrease in the registered traffic area with respect to the proposed traffic area and considered in the mentioned Program for the same year, as a result of a decrease in the Mexican economic activity greater than five percent (5%), measured according to the Gross National Product reported by the Mexican National Institute of Statistics, Geography and Informatics for the past 12 consecutive months.

7.4. At the Concession Holder’s petition for modifying the percentage of the prescribed rights in the Federal Rights Law which apply to airport services revenues.

7.5. The Ministry, on its own may adjust the Maximum Tariff when after the annual revision, it is determined that in the previous year:

7.5.1. All or part of the investments were not performed and as a result works were stopped or the quality of the works as foreseen in the Master Development Program was reduced.

7.5.2. The total revenues obtained from providing Regulated Services, between the total Traffic Units in the calendar year, exceeded the Maximum Tariff.

In the assumptions of numbers 7.5.1. and 7.5.2., the Ministry, notwithstanding the sanctions that may proceed, will reduce the Maximum Tariff such that in the present value and applying the effective discount rate the users are compensated for overcharging. When dealing with number 7.5.2., the Ministry may determine adjustments particularly to certain tariffs for specified services within the adjusted Maximum Tariff.

7.6. Whenever extraordinary revisions are carried out:

7.6.1. The Concession Holder must present the information and documentation that is required of it and, as the case may be, which justifies his petition.

7.6.2. In the extraordinary revisions of the Maximum Tariff the Reference Values established for the given year will be used, adjusted for inflation by applying the INPP, excluding petroleum, when applying the formula described in 4.2.

7.6.3. The adjusted Maximum Tariff according to this section will be applied to the remaining term of the period until the following regular revision, with the understanding that the same will be adjusted and updated according to Section 5 and this Section.

8. Determining the Reference Values

8.1. The Reference Values represent the present net value of expected cash flow (before taxes) and generated by providing Regulated Services whose form of calculation is described in Appendix E hereto, that is, the sum of revenues derived from providing Regulated Services minus cost and spending operation (excluding depreciation and amortization) and projected capital investments.

8.2. The Reference Values only constitute an indicative parameter in order to estimate and, as the case may be, to determine the Maximum Tariff which the Federal Government does not guarantee with respect to financial yield or the value of the airport business.

8.3 The Reference Values will be calculated based on net generated cash flows by the projections presented by the Concession Holder in the last approved Master Development Program, and that will apply in the corresponding Period, and discounted at the applicable Discount Rate as determined by the Ministry in accordance with Section 9 below.

9. Determining the Discount Rate

9.1. The Discount Rate or expected yield of investments is a reflection of the capital cost (before taxes) of the airport sector businesses. It only constitutes a parameter in estimating and, as the case may be, in determining the Maximum Tariff.

9.2. The Ministry will determine the discount Rate using internationally accepted methods in setting the capital cost of similar national and international businesses, with an understanding that, with respect to the latter, it will take into consideration the specific conditions of the Mexican economy.

9.3. Whatever the method used, it will be considered as a minimum parameter in determining the discount rate, the average yield offered during the last twenty four (24) months in long term debt securities issued by the Federal Government and that are quoted in international securities markets, plus the corresponding premium whose value will be estimated by the Ministry with regards to the inherent risk to the airport business in Mexico.

10. Determining the Terminal Value

10.1. The terminal value represents the present value of cash flows which will be generated during the remaining term of effectiveness of the concession.

10.2. The terminal value will be calculated from the following formula:

TV = n i=1 NEF x (1+g)i ÷ (1+r)i ÷ (1+r)15

Where:

TV: means the Terminal Value

NEF: means the cash flow correspondent to the last period of the explicit projection calculated according to Appendix E, and normalized with respect to nonrecurrent investments for that year.

r: is the calculated Discount Rate in terms of section number 9.

n: is the number of years between the last calendar year of the explicit projection and the last calendar year of effectiveness of the Concession.

g: is calculated as the average annual growth of the Traffic Unit during the last five (5) years of the explicit projection.

11. Supervision by the Ministry

11.1. The Ministry, at the beginning of each year, will verify the Concession Holder’s fulfillment of the application of the Maximum Tariff during the prior calendar year. To the effect, within the first three months of each calendar year, the Concession Holder will present the Ministry with information contained in Appendix C of the current Rules.

11.2. The Ministry, once the verification is effected and, as the case may be, the correspondent adjustments are determined through publication in the Federal Official Log, the Maximum Tariff for that year will be known within the following two months that the information and documentation indicated in the previous section are presented. The Concession Holder must carry out the pertinent adjustments in order to comply with the mentioned Tariff in the corresponding year.

11.3. Notwithstanding the foregoing Section, the Ministry may verify at any time the fulfillment of the present Rules, hence:

11.3.1. The Concession Holder will be obligated periodically to provide the information that is listed in Appendix C as well as other documents, information and clarifications that may become necessary, and

11.3.2. The Ministry may carry out polls and consults, directly or through third-parties with airport users in order to verify the information that the Concession Holder presents, the fulfillment of the quality standards and the Master Development Program.

11.4. The Ministry will establish specific rules with respect to the content and the form of the information and documentation which the Concession Holder is obligated to resent confirming to the present section as well as the format and forms for its presentation.

12. Term

12.1. The present Rules will be effective as of January 1, 2000.

12.2. The Ministry will notify the Concession Holder about the amount of the Maximum Tariff for the respective period and the applicable parameters and the applicable efficiency factor as well as the actualization and adjustments determined according to these Rules and will become an integral part of them.

The Ministry will publish the previous information, at the Concession Holder’s expense, in the Official Gazette of the Federation.

12.3. The Maximum Tariff determined according to these Rules for the first period understood to be from January 1, 2000 to December 31, 2004 applicable to the airport as well as the parameters and the efficiency factor respectively is added to these Rules as Appendix D. Likewise, the mandatory minimum investment requirements for the first period is added as Appendix D-bis.

/s/ OSCAR S. CORZO CRUZ
OSCAR S. CORZO CRUZ
Director of Tariffs, Rail and Multimodal Transportation

APPENDIX A

CRITERIA FOR THE ASSIGNMENT OF COSTS AND EXPENSES CORRESPONDING TO PROVIDING SERVICES INCLUDED WITHIN THE REGULATED SERVICES

1. Costs and expenses directly attributable to the Airport:

1.1. Personnel:

1.1.1. In general, it is attributed to the total personnel expenses assigned to airport works, including, among others, preservation and maintenance personnel, operation, security, and rescue team and fire extinguishers personnel.

1.1.2. Personnel expenses related to shared areas such as administrative, accounting and maintenance, among others, is attributed to personnel expense considering the contribution to Regulated Services revenues during the last 5 fiscal years; in the initial Period of 5 years it is distributed to the 95%.

1.2. Electricity:

1.2.1. In general, it is attributed to expenses related to infrastructure and equipment electric power consumption as well as terminal building areas directly attributed to airport services. The terminal buildings will be able to share the expense by the proportion of the square meters dedicated to Regulated Services to the total surface area.

1.2.2. In case the foregoing is not possible, all of those expenses which may not be directly assigned to airport services, will be attributed in consideration of the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 80%.

1.3. Materials and Consumables:

1.3.1. In general, it is attributed to expenses related to materials and consumables assigned to infrastructure, equipment, as well as other terminal building areas directly attributed to Regulated Services. In the terminal building the expense can be distributed by square meter assigned to Regulated Services.

1.3.2. In case the foregoing is not possible and all the expenses related to materials and consumables may not be directly assigned to Regulated Services, they will be attributed considering the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 80%.

1.4. Preservation and Maintenance:

1.4.1. In general, expenses related to the maintenance of infrastructure and equipment as well as the terminal building areas directly are attributed if attributable to Regulated Services. In the terminal buildings the expense may be decreased by square meter assigned to Regulated Services.

1.4.2. If the foregoing is not possible and all of those maintenance expenses that may not be directly assigned to Regulated Services, they are to be attributed considering the contribution to airport services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 80%.

1.5. Insurance and Security: They are directly attributed to Regulated Services, except for a policy or security service specifically for commercial services which will not be included.

1.6. Taxes and Rights: They are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years; in the initial Period it will be 80%.

1.7. Others: other expenses not exclusively attributed to Regulated Services are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years and in the initial Period of 5 years it will be 80%.

2. Cost and expenses at the corporate level:

2.1. The group airport expenses are assigned to each individual airport proportionally according to the number of applicable Traffic Units registered in each airport in accordance with the average of the last 5 years, understanding that for the first 5 years the percentages established in the following table will be used:

Airport	Percentage
Aguascalientes	2.3%

Bajío	4.8%

Guadalajara	34.2%

Hermosillo	5.3%

La Paz	2.8%

Los Mochis	1.5%

Manzanillo	1.4%

Mexicali	1.9%

Morelia	3.1%

Puerto Vallarta	13.4%

Los Cabos	7.9%

Tijuana	21.4%

2.2. Cost and expenses are distributed among airport expenses and others

2.2.1. Personnel: in accordance with the previous Section 1.1.1.

2.2.2. Office rent and other general expenses: are distributed considering Regulated Services revenues during the last 5 fiscal years; 80% are distributed in the initial 5 year Period.

3. Rights for the concession:

3.1. They are distributed by applying the set right by the Federal Rights Law to the derived revenues from rendering services included within the Regulated Services.

4. Fees for the Strategic Partner’s advice:

4.1. Fees for the Strategic Partner’s advice are assigned to each individual airport proportional to the number of passengers or the work-cargo units registered in each Airport in accordance with the average of the last five years, understanding that for the first five years, the percentages established in the previous table 2.1 will be used.

The lesser between 60% or the amount of revenues earned from rendering Regulated Services to the total revenues earned during the last 5 fiscal years will be assigned to the Regulated Services.

APPENDIX B

PROCEDURE FOR PREPARING

THE MASTER DEVELOPMENT PLAN

The Master Development Plan will be updated every five years according to the Law and the Regulation as well as per the following procedure:

1. Twenty four months before the regular revision date, the Concession Holder will engage an independent enterprise with proven experience in this field or similar fields, in order to carry out and process polls with users with respect to (a) the current and future quality standards, (b) traffic projections for the following fifteen (15) years and (c) investment needs during the mentioned time frame.

2. Eighteen (18) months before the regular revision date, the Concession Holder will elaborate on a Master Development Program project for the Airport based on the result of the pools and in accordance with the prerequisites established in the Law and its Regulation, which must indicate, among other things, the following:

2.1. Annual projections, comprising each one of the following fifteen years and in real terms, except if the Ministry determines the contrary;

2.2. For each year, operative and financial information must be included comprising at a minimum passenger forecasts, cargo work units and aircraft operations as well as the principal premises with the greater breaking-down of concepts and a detailed explanation of the methods employed in its elaboration, besides the others which the Ministry may require.

2.3. The quality standards used and the safety and environmental protection measures considered shall be explained. Additionally, it must include a justification of whatever changes are proposed, including comparisons with other quality standards employed at both the national and international level.

2.4. Estimated capital investments for each of the comprised years, specifying those related to Regulated Services, with an explanation of the principal premises and the estimate methods utilized as well as an itemized detailing of the works to be carried out, the cost (including elements), scheduling, period of construction and effects in the quality and capacity of the infrastructure.

2.5. An itemized detail of the costs and operation expense per year related to the Regulated Services with the exception of principal premises and following the criteria established in Appendix A.

2.6. A proposal of the discount rate to be employed in the Maximum Tariff calculation.

2.7. The estimate of the implications concerning the Maximum Tariff as well as the specific tariffs.

2.8. Any other the Ministry may determine.

3. Twelve (12) months before the regular revision date and during three (3) months, the Concession Holder place at the users’ disposition through the Operation and Schedule Committee, the Master Development Program project and the projections, including (a) the quality standards, (b) traffic projections for the following fifteen (15) years, (c) investment needs and an estimated unit cost of the works during the mentioned time frame, and (d) implications concerning the level of the Maximum Tariff.

4. Nine (9) months before the periodic revision date, the Concession Holder will add, in the proper order, the commentaries and users’ observations to the Master Development Program proposal.

5. Six (6) months before the periodic revision date, the Concession Holder will submit the Master Development Program project to the Ministry accompanied by the recommendation of the Operation and Schedule Committee.

6. For such purposes, the Concession Holder must provide the information related to the Master Development Program determined by the Ministry.

7. During this time, the Ministry will revise the Master Development Program’s proposal as well as the information presented by the Concession Holder. The Ministry will be able to solicit airport users’ opinion.

8. The Ministry will resolve what is appropriate according to the applicable legislation.

APPENDIX C

THE CONCESSION HOLDER’S ANNUAL INFORMATION

The Concession Holder must forward to the Ministry, within the first three months of every calendar year, the information and documentation that is indicated correspondent to the previous year, beginning the year following the initial operation of these Rules.

1. Financial statements, elaborated according to the provisions established by the Ministry, passed through renowned public independent accountants, in which are clearly described the accounts related to the Services and the detailed accounts that permit its easy identification.

2. The monthly total passenger statistics, with an analytic detailed of the passengers arriving, departing, in transit, transferring, checking in and exempted as well as the corresponding cargo statistics.

3. The monthly statistic relation for the total operations per type of aircraft.

4. The hourly distribution of passengers and operations.

5. Indicators with respect to the level of infrastructure utilization.

6. Level and fulfillment of quality standards.

7. The details of pursued investments and investments in progress as well as reports regarding the fulfillment of minimum investment compromises.

8. Delay and disaster statistics.

9. Productivity and efficiency indicators of Airport operation.

10. Number of persons employed per operative or functional area.

11. Summary of providers of Airport and Complementary services.

12. Summary of Concession Holders or air transport providers that have been attended in the Airport.

13. Copy of insurance effectiveness.

14. Insurance claim.

Any other information which the Ministry may deem necessary.

APPENDIX D

THE APPLICABLE MAXIMUM TARIFF IN THE AIRPORT LOCATED IN THE CITY OF
GUADALAJARA FOR THE PERIOD FROM THE YEAR 2000 TO 2004 AS WELL AS THE
PARAMETERS AND THE RESPECTIVE EFFICIENCY FACTOR.

The Ministry of Communications and Transportation has determined the following based on Chapters 67, 69 and 70 of the Airport Laws as well as the Tariff regulation Rules issued on the same date, hereinafter the Rules:

1. The Airport Maximum Tariff for the first five (5) years, the first Period, the parameters and the respective efficiency factor will be the following:

PERIOD	YEAR	REFERENCE VALUE(1)	EFFICIENCY FACTOR (X)	MAXIMUM TARIFF PER TRAFFIC UNIT(2)	REAL DISCOUNT RATE(3)

1	2000	2,039,416	1%	66.83	16%
1	2001	2,174,724	1%	66.16	16%
1	2002	2,303,702	1%	65.50	18%
1	2003	2,435,054	1%	64.84	18%
1	2004	2,583,605	1%	64.19	18%
2	2005	2,693,788	To be defined	To be defined	To be defined

2. The Discount Rate is estimated in real terms and applied to the cash flows expressed in Mexican currency before taxes calculated as is indicated in Section 8 of the Rules.

3. The minimum obligated investment requirements for the first five (5) years of operation of the Concession are detailed in Appendix D-bis of the current document and will be adjusted due to variations in the National Construction Industry Price Index which the Mexican Central Bank publishes periodically.

4. The Concession Holder will be able to carry out additional investments to the minimum obligated investment requirements if the Ministry approves them within the Master Development Program which it files in accordance with Condition 6.1 of the Concession. The foregoing, understanding that when greater investments are approved, the Ministry will not carry out any adjustment to the Maximum Tariff of the first period in order to reflect these investments, except in the case of Section 7.1 of the Rules.

5. Due to the fact that in the estimate of the Maximum Tariff for the first period, passengers in transit were not considered, the Ministry, in an extraordinary form, will revise and, as the case may be, will adjust the Maximum Tariff to the beginning of the third year of the first period, with respect to the passenger projections, in order to reflect the passengers in transit, with a base in the respective Airport statistics.

6. In the first regular revision of the Maximum Tariff, the Reference Value established for the first year of the second period, that is, the year 2005, and adjusted by the variations in the INPP, excluding petroleum will be used.

(1) Given in pesos from December 31, 1998.

(2) Given in pesos from December 31, 1998, after having applied the corresponding efficiency factor.

(3) The discount Rate in real terms and applied to cash flows before taxes.

7. Determination and amendment of the tariffs for specific services included within the Regulated Services:

7.1. The proportion in terms of percentage of the revenues derived from specific tariffs applicable to the passengers within the total revenues of the maximum tariff may not vary during 2000, and

7.2. The charging base for specific tariffs established in the “Agreement for the application of Tariffs by the Airport Services that the decentralized agency Aeropuertos y Servicios Auxiliares provides,” published in the Official Gazette of the Federation on March 15, 1999, may not be modified before July 1, 2000.

8. The Maximum Tariff applicable to the year 2000 shall become effective as of January 1, 2000.

/s/ OSCAR S. CORZO CRUZ
OSCAR S. CORZO CRUZ
Director of Tariffs, Rail and Multimodal Transportation

APPENDIX D-BIS

Guadalajara Airport

Constant purchasing power in millions of pesos as of December 31, 1998

Infrastructure/Equipment Items	2000	2001	2002	2003	2004

Runways	—	—	—	—	—
Runways	—	—	—	—	—
Runways	—	—	—	—	—
Commercial Platform	—	—	—	—	—
General aviation platform	—	—	—	—	—
Trucks	—	—	—	—	—
CREI Building	—	—	—	—	—
CREI	4,592.62	—	—	—	—
Sidewalks	—	—	—	—	—
Walkways	—	—	—	—	—
Taxi Parking	—	—	—	—	—
Public Parking – street level	554.47	—	—	573.26	—
Public Parking – garage	—	—	—	—	—
Employee Parking	—	—	—	—	—
Terminal	355.56	—	—	21,957.86	—
Contact Positions (Commercial Platform)	32,940.59	—	—	8,235.15	—
Passenger mini-buses	—	—	—	—	—
Domestic baggage claim	—	—	—	—	—
International baggage claim	—	—	—	—	—
X-rays	—	—	—	—	—
Electronic systems, etc.	53.33	—	—	3,293.68	—
Escalators	—	—	—	1,269.36	—
Elevators	—	—	—	667.80	—
Air conditioning	148.19	—	—	9,151.91	—
Ascending/descending walkways	100.86	—	—	35.47	—
Lanes in front of the terminal	—	—	—	—	—
Access lanes	—	—	—	—	—
Water Treatment Plant	1,863.83	—	—	—	—
Emergency plants	—	—	—	—	—
Water tanks	—	—	—	—	—
Support Vehicles	3,375.86	—	—	1,375.63	—
General Aviation Building	—	—	—	—	—
Re-paving	—	25,426.33	14,565.46	—	—
Runway boundaries	—	—	—	—	—
Lights for runways	—	—	—	—	—
Acquisition of terrain	—	—	—	—	—
Remodeling and improvements	—	—	21,600.00	—	—
Total	43,985.33	25,426.33	36,165.45	46,560.12	—

These figures correspond to the investment entries which should be completed during the calendar year indicated.

Delayed Committed Investments

Constant purchasing power in millions of pesos as of December 31, 1998

Year	2000	2001
Amount of Investment	5,213.57	13,544.33

Total Minimum Investment Commitments

Constant purchasing power in millions of pesos as of December 31, 1998

Year	2000	2001	2002	2003	2004
Amount of Investment	49,198.91	38,970.66	36,165.45	45,560.12	—

MINIMUM COMMITTED INVESTMENTS

ADDITIONAL INVESTMENT UNITS BY CATEGORY – GUADALAJARA

Infrastructure/Equipment Items	Units	2000	2001	2002	2003	2004

Runway	Length (m) Width (m)	— —	— —	— —	— —	— —
Runway	Length (m) Width (m)	— —	— —	— —	— —	— —
Runway	Length (m) Width (m)	— —	— —	— —	— —	— —
			—	—	—	—
Commercial Platform	Yes/No	—	—	—	—	—
General aviation platform	Yes/No	—	—	—	—	—
Trucks	Yes/No	—	—	—	—	—
CREI Building	Yes/No	—	—	—	—	—
m2
CREI	#	—	—	—	—	—
Sidewalks	m	—	—	—	—	—
Walkways	m2 at 4m wide	—	—	—	—	—
Taxi parking	m2	—	—	—	—	—
Public parking – street level	m2	7,306	—	—	7,554	—
Public parking – garage	m2	—	—	—	—	—
Employee parking	m2	—	—	—	—	—
Terminal	m2 building	54	—	—	3,339	—
Contact Positions (Commercial Platform)	#	8	—	—	2	—
Passenger mini-buses	#	—	—	—	—	—
Domestic baggage claim	#	—	—	—	—	—
International baggage claim	#	—	—	—	—	—
X-rays	#	—	—	—	—	—
Electronic systems, etc.	m2	54	—	—	3,339	—
Escalators	#	—	—	—	1	—
Elevators	#	—	—	—	1	—
Air conditioning	m2	54	—	—	3,339	—
Ascending/descending sidewalks	m2 at 7.5m wide	1,984	—	—	698	—
Lanes in front of the terminal	m2	—	—	—	—	—
Access lanes	m2 at 3m/lane	—	—	—	—	—
Water Treatment Plant	liters/day	357,000	—	—	—	—
Emergency plants	#	—	—	—	—	—
Water tanks	liters	—	—	—	—	—
Support Vehicles	#	23	—	—	9	—
General aviation building	m2	—	—	—	—	—
Re-paving	Yes/No	—	—	—	—	—
Runway boundaries	ml	—	—	—	—	—
Lights for runways	Yes/No	—	—	—	—	—
Acquisition of terrain	hectares	—	—	—	—	—

The investment concepts should be completed during the indicated calendar year.

Guadalajara Airport
Constant purchasing power in millions of pesos as of December 31, 1998

Infrastructure /Equipment Items	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015

Runways	—	—	—	—	—	—	—	—	—	—	—
Runways	—	—	—	—	—	—	—	—	—	—	—
Runways	—	—	—	—	—	—	—	—	—	—	83,904.01
Commercial Platform	—	—	—	—	—	—	—	—	—	2,640.24	—
General aviation platform	—	—	—	—	—	—	—	—	—	—	—
Trucks	—	—	—	—	—	—	—	—	—	—	26,025.19
CREI Building	—	—	—	—	—	—	—	—	—	—	—
CREI	—	—	—	—	—	—	—	—	—	—	—
Sidewalks	—	—	—	—	—	—	—	—	—	—	—
Walkways	—	—	—	—	—	—	—	—	—	—	—
Taxi parking	—	—	—	—	—	—	—	—	—	—	—
Public parking – street level	—	670.71	—	—	784.72	—	—	918.12	—	—	1,074.19
Public parking – garage	—	—	—	—	—	—	—	—	—	—	—
Employee parking	—	66.13	—	—	120.84	—	—	141.37	—	—	165.39
Terminal	—	25,688.63	—	—	30,053.28	—	—	—	—	—	41,133.32
Contact Positions (Commercial Platform)	—	12,352.72	—	—	12,353.72	—	—	35,159.51	—	—	16,470.30
Passenger mini-buses	—	—	—	—	—	—	—	12,352.72	—	—	—
Domestic baggage claim	—	88.41	—	—	—	—	—	—	—	—	88.41
International baggage claim	—	88.41	—	—	—	—	—	88.41	—	—	88.41
X-rays	—	449.22	—	—	—	—	—	88.41	—	—	449.22
Electronic systems, etc.	—	3,853.29	—	—	4,507.99	—	—	449.22	—	—	6,170.00
Escalators	—	—	—	—	1,269.36	—	—	5,273.93	—	—	1,269.36
Elevators	—	—	—	—	—	—	—	667.80	—	—	—
Air conditioning	—	10,706.87	—	—	12,526.03	—	—	14,654.28	—	—	17,144.13
Ascending/descending sidewalks	—	41.50	—	—	48.55	—	—	56.80	—	—	66.45
Lanes in front of Terminal	—	—	—	—	—	—	—	—	—	—	—
Access lanes	—	—	—	—	—	—	—	—	—	—	—
Water Treatment Plant	—	—	—	—	—	—	—	—	—	—	931.92
Emergency plants	—	—	—	—	—	—	—	—	—	—	—
Water tanks	—	—	—	—	—	—	—	—	—	—	—
Support Vehicles	—	1,681.33	—	—	1,843.18	—	—	2,139.88	—	—	2,598.42
General aviation building	—	—	—	—	—	—	—	—	—	—	—
Re-paving	—	—	25,426.33	—	—	—	—	—	25,426.33	14,565.45	—
Runway boundaries	—	—	—	—	—	—	—	—	—	—	1,887.84
Lights for runways	—	—	—	—	—	—	—	—	—	—	—
Acquisition of terrain	—	—	—	—	—	—	—	—	—	—	65,982.82
Total	—	55,687.22	25,426.33	—	63,497.68	—	—	71,990.44	25,426.33	17,205.68	265,449.36

These figures correspond to the investment entries which should be completed during the indicated calendar year.

INDICATIVE INVESTMENTS

ADDITIONAL INVESTMENT UNITS BY CATEGORY – GUADALAJARA

Infrastructure Entry/Equipment	Units	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015

Runway	Length (m) Width (m)	— —	— —	— —	— —	— —	— —	— —	— —	— —	— —	— —
Runway	Length (m) Width (m)	— —	— —	— —	— —	— —	— —	— —	— —	— —	— —	— —
Runway	Length (m) Width (m)	— —	— —	— —	— —	— —	— —	— —	— —	— —	— —	3,000 45

Commercial Platform	Yes/No	—	—	—	—	—	—	—	—	—	—	—
General aviation platform	Yes/No	—	—	—	—	—	—	—	—	—	—	—
Trucks	Yes/No	—	—	—	—	—	—	—	—	—	—	—
CREI Building	Yes/No	—	—	—	—	—	—	—	—	—	—	—
	m2
CREI	#	—	—	—	—	—	—	—	—	—	—	—
Sidewalks	m	—	—	—	—	—	—	—	—	—	—	—
Walkways	m2 at 4m wide	—	—	—	—	—	—	—	—	—	—	—
Taxi parking	m2	—	—	—	—	—	—	—	—	—	—	—
Public parking – street level	m2	—	8,838	—	—	10,340	—	—	12,098	—	—	14,154
Public parking – garage	m2	—	—	—	—	—	—	—		—	—	—
Employee parking	m2	—	871	—	—	1,592	—	—	1,863	—	—	2,179
Terminal	m2 building	—	3,907	—	—	4,570	—	—	5,347	—	—	6,256
Contact Positions (Commercial Platform)	#	—	3	—	—	3	—	—	3	—	—	4
Passenger mini-buses	#	—	—	—	—	—	—	—	—	—	—	—
Domestic baggage claim	#	—	1	—	—	—	—	—	1	—	—	1
International baggage claim	#	—	1	—	—	—	—	—	1	—	—	1
X-rays	#	—	1	—	—	—	—	—	1	—	—	1
Electronic systems, etc.	m2	—	3,907	—	—	4,570	—	—	5,347	—	—	6,256
Escalators	#	—	—	—	—	1	—	—	—	—	—	1
Elevators	#	—	—	—	—	—	—	—	1	—	—	—
Air conditioning	m2	—	3,907	—	—	4,570	—	—	5,347	—	—	6,256
Ascending/descending walkways	m2 at 7.5m wide	—	816	—	—	955	—	—	1,117	—	—	1,307
Lanes in front of the terminal	m2	—	—	—	—	—	—	—	—	—	—	—
Access lanes	m2 at 3m/lane	—	—	—	—	—	—	—	—	—	—	—
Water Treatment Plant	liters/day	—	—	—	—	—	—	—	—	—	—	178,500
Emergency plants	#	—	—	—	—	—	—	—	—	—	—	—
Water tanks	liters	—	—	—	—	—	—	—	—	—	—	—
Support Vehicles	#	—	11	—	—	12	—	—	14	—	—	17
General aviation building	m2	—	—	—	—	—	—	—	—	—	—	—
Re-paving	Yes/No	—	—	—	—	—	—	—	—	—	—	—
Runway boundaries	ml	—	—	—	—	—	—	—	—	—	—	3,000
Lights for runways	Yes/No	—	—	—	—	—	—	—	—	—	—	—
Acquisition of terrain	hectares	—	—	—	—	—	—	—	—	—	—	137

The investment concepts should be concluded during the indicated calendar year.

APPENDIX E

PROCEDURE FOR CALCULATING CASH FLOWS

IN ORDER TO DETERMINE THE REFERENCE VALUES

Cash flows will be calculated as the sum of the following items:

Revenues without Value Added Tax generated by rendering Regulated Services (the “Airport Revenues”).

(minus) rights payable to the Federal Government, calculated as the applied operation percentage to the total Airport Revenues.

(minus) cost and expense of operation without including depreciation and amortization in what is incurred rendering Regulated Services.

(minus) preservation expenses and infrastructure, installations and equipment maintenance entailed with rendering Regulated Services.

(minus) the assignment of corporate expense to the airport and rendering Regulated Services as well as the assignment of the schedule of the Strategic Partner’s technical assistance.

(minus) other costs and extraordinary expenses which the Ministry approves, in what is incurred rendering Regulated Services.

(minus) capital investments in infrastructure and equipment, exclusively entailed with rendering Regulated Services and approved in the Master Development Program.

Schedule of Differences

The following is a schedule of differences between the Guadalajara Airport Concession Agreement (filed herewith as specimen) and the Registrant’s eleven concessions for the following airports:

1. Tijuana Airport

2. Puerto Vallarta Airport

3. Los Cabos Airport

4. Hermosillo Airport

5. Bajio Airport

6. Morelia Airport

7. La Paz Airport

8. Aguascalientes Airport

9. Mexicali Airport

10. Los Mochis Airport

11. Manzanillo Airport

The schedule of differences includes the following sections of each concession: Antecedents (I, III and V), Chapter I (Definition of Concession Holder), Chapter II (Sections 2.1.1 and 2.2), Exhibits 1, 3 and 7 (Appendix A (1.2.2, 1.3.2, 1.6 and 1.7), D and D-Bis). The remainder of the concession agreements and their exhibits are substantially identical to the Guadalajara Airport Concession Agreement filed herewith.

SCHEDULE OF DIFFERENCES

Set forth below are the differences in the Aeropuerto de Tijuana, S.A. de C.V.’s Concession as compared to the Aeropuerto de Guadalajara, S.A. de C.V.’s Concession:

***

Antecedents

I.”(i) Administrate, operate and utilize the international airport of the City of Tijuana, Baja California.”

III. “The Concession Holder was incorporated in accordance with the Mexican laws, as a variable stock company, by means of public deed number 44,343 dated May 28,1998, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number 25 of the Federal District, which first deed was registered on June 25, 1998 under folio number 238,580, number 18,291 of the Public Registry of Commerce and Property for the City of Mexico. The Concession Holder appoints as domicile to receive notices the one located at Carretera Aeropuerto Meza de Otay S/N, 22300, Tijuana, Baja California, Mexico.”

V. “Mr. Jorge Lanz de la Isla, legal representative of the Concession Holder has sufficient authority, as evidenced by public deed No. 52,580 dated May 28, 1999, granted before Luis Angoitia Becerra, Notary Public No. 109 of the Federal District, which was first registered on August 31, 1999 under folio number 238,580 of the Public Registry of Commerce and Property of the City of Mexico, to execute this document and his authority has not been changed or revoked in any way.”

2. Chapter I. (Definitions): Concession Holder: Aeropuerto de Tijuana, S.A. de C.V.

3. Chapter ll:

2.1.1. “A concession to administer, operate and utilize, as the case may be, carry out the constructions in the civil aerodrome of the public services, located Carretera Aeropuerto Meza de Otay S/N, 22300, Tijuan, Baja California, Mexico, in order to render the Services in the airport; and which polygonal, Air Protection Area and Areas Distribution Plan are described in Exhibit 1 hereto.”

2.2. Classification and Category. The Airport is classified as an international aerodrome of public services, terrestrial, with (OACI) 4E, (CREI) VII, and (IFR) PA1 category.

The Ministry may amend the classification and category, previously listening to the Concession Holder, when the Airport does no longer have the installations and services necessary hereunder or when circumstances arise which merit said amendment and, consequently, it shall inform the Concession Holder the conditions to which the rendering of services in the Airport will be subject, in terms of its new classification.

Exhibit 7, Appendix A:

1.2.2. In case the foregoing is not possible, all of those expenses which may not be directly assigned to airport services, will be attributed in consideration of the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 85%.

1.3.2. In case the foregoing is not possible and all the expenses related to materials and consumables may not be directly assigned to Regulated Services, they will be attributed considering the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 85%.

2

1.6. Taxes and Rights: They are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years; in the initial Period it will be 85%.

1.7. Others: other expenses not exclusively attributed to Regulated Services are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years and in the initial Period of 5 years it will be 85%.

3

Exhibit Three to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Tijuana, S.A. de C.V.

STANDARDS USED IN THE CALCULATION OF THE INVESTMENTS IN THE MEXICALI AIRPORT

Air Field

PARAMETER	STANDARD

Contact positions	•	75% php
Passenger Mini-buses	•	25% php
	•	60 persons/mini-bus
Access Ways	•	2,400 php/access lane
	•	Minimum of 2 access ways
Water Treatment Plant	•	15 liters/day/person
CREI Building	•	One per airport
Emergency plants	•	3 per airport
Control tower	•	One per airport
CREI	•	One per airport
Sidewalks and Walkways	•	13.57m/hectare
Water tanks	•	45 liters/person/day
	•	3 reserve days
Support Vehicles	•	0.20 vehicles/daily operation
Baggage Carousel	•	216 pieces of luggage/carousel/during peak hours
	•	2 pieces of luggage per domestic passenger
	•	2 pieces of luggage per international passenger
X-rays	•	80m/band
Escalators	•	500php/machine
Elevators	•	600php/escalator

Ascending and descending walkways	•	1,000 php/elevator
Lanes in front of the terminal	•	7.5m wide
	•	0.39 meters/php
	•	3 lanes
	•	3 meters wide
Taxi parking	•	0.02 taxis/php
Employee Parking – garage	•	500 parking spaces/million exiting passengers
	•	30 m2/parking space
Passenger parking – street level	•	500 parking spaces/million exiting passengers
Employee parking	•	0.13 parking spaces/employee
	•	30m2/parking space
Level of service in the terminal	•	B (14 square meters per php)

4

Exhibit 7

TIJUANA AIRPORT

Appendix D

1. The Airport Maximum Tariff for the first five (5) years, the first Period, the parameters and the respective efficiency factor will be the following:

PERIOD	YEAR	REFERENCE VALUE(1)	EFFICIENCY FACTOR (X)	MAXIMUM TARIFF PER TRAFFIC UNIT(2)	REAL DISCOUNT RATE(3)
1	2000	856,977	1%	51.48	16%
1	2001	930,542	1%	50.97	16%
1	2002	989,411	1%	50.46	18%
1	2003	1,060,611	1%	49.95	18%
1	2004	1,125,026	1%	49.45	18%
2	2005	1,168,028	To be defined	To be defined	To be defined

(1) Given in pesos from December 31, 1998.

(2) Given in pesos from December 31, 1998, after having applied the corresponding efficiency factor.

(3) The discount Rate in real terms and applied to cash flows before taxes.

5

SCHEDULE OF DIFFERENCES

Set forth below are the differences in the Aeropuerto de Puerto de Vallarta, S.A. de C.V.’s Concession as compared to the Aeropuerto de Guadalajara, S.A. de C.V.’s Concession:

***

Antecedents

I.”(i) Administrate, operate and utilize the international airport of the City of Puerto Vallarta, Jalisco.”

III. “The Concession Holder was incorporated in accordance with the Mexican laws, as a variable stock company, by means of public deed number 44,349 dated May 28,1998, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number 25 of the Federal District, which first deed was registered on June 25, 1998 under folio number 238,586, number 18,297 of the Public Registry of Commerce and Property for the City of Mexico. The Concession Holder appoints as domicile to receive notices the one located at Carretera a Tepic, kilometer 7.5, 48311, Puerto Vallarta, Jalisco, Mexico.”

V. “Mr. Jorge Lanz de la Isla, legal representative of the Concession Holder has sufficient authority, as evidenced by public deed No. 52,581 dated May 28, 1999, granted before Luis Angoitia Becerra, Notary Public No. 109 of the Federal District, which was first registered on August 31, 1999 under folio number 238,586 of the Public Registry of Commerce and Property of the City of Mexico, to execute this document and his authority has not been changed or revoked in any way.”

2. Chapter I. (Definitions): Concession Holder: Aeropuerto de Puerto Vallarta, S.A. de C.V.

3. Chapter II:

2.1.1. “A concession to administer, operate and utilize, as the case may be, carry out the constructions in the civil aerodrome of the public services, located at Carretera a Tepic, kilometer 7.5, 48311, Puerto Vallarta, Jalisco, Mexico, in order to render the Services in the airport; and which polygonal, Air Protection Area and Areas Distribution Plan are described in Exhibit 1 hereto.”

2.2. Classification and Category. The Airport is classified as an international aerodrome of public services, terrestrial, with (OACI) 4E, (CREI) VII, and (IFR) NPA category.

The Ministry may amend the classification and category, previously listening to the Concession Holder, when the Airport does no longer have the installations and services necessary hereunder or when circumstances arise which merit said amendment and, consequently, it shall inform the Concession Holder the conditions to which the rendering of services in the Airport will be subject, in terms of its new classification.

6

Exhibit Three to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Puerto Vallarta, S.A. de C.V.

STANDARDS USED IN THE CALCULATION OF THE INVESTMENTS IN THE PUERTO VALLARTA AIRPORT

Air Field

PARAMETER	STANDARD

Contact positions	•	75% php
Passenger Mini-buses	•	25% php
	•	60 persons/mini-bus
Access Ways	•	2,400 php/access lane
	•	Minimum of 2 access ways
Water Treatment Plant	•	15 liters/day/person
CREI Building	•	One per airport
Emergency plants	•	3 per airport
Control tower	•	One per airport
CREI	•	One per airport
Sidewalks and Walkways	•	13.57m/hectare
Water tanks	•	45 liters/person/day
	•	3 reserve days
Support Vehicles	•	0.20 vehicles/daily operation
Baggage Carousel	•	216 pieces of luggage/carousel/during peak hours
	•	1 piece of luggage per domestic passenger
	•	1.4 pieces of luggage per international passenger
X-rays	•	80m/band
Escalators	•	500 php/machine
Elevators	•	600 php/step

PARAMETER	STANDARD

Lanes in front of the terminal	•	7.5m wide
	•	0.39 meters/php
	•	3 lanes
	•	3 meters wide
Taxi parking	•	0.02 taxis/php
Employee Parking – garage	•	500 parking spaces/million exiting passengers
	•	30 m2/parking space
Passenger parking – street level	•	500 parking spaces/million exiting passengers
Employee parking	•	0.13 parking spaces/employee
	•	30m2/parking space
Level of service in the terminal	•	B (14 square meters per php)

7

Exhibit 7

PUERTO VALLARTA AIRPORT

Appendix D

1. The Airport Maximum Tariff for the first five (5) years, the first Period, the parameters and the respective efficiency factor will be the following:

PERIOD	YEAR	REFERENCE VALUE(1)	EFFICIENCY FACTOR (X)	MAXIMUM TARIFF PER TRAFFIC UNIT(2)	REAL DISCOUNT RATE(3)
1	2000	654,076	1%	76.23	16%
1	2001	697,958	1%	75.47	16%
1	2002	720,129	1%	74.41	18%
1	2003	752,079	1%	73.97	18%
1	2004	774,282	1%	73.23	18%
2	2005	787,034	To be defined	To be defined	To be defined

(1) Given in pesos from December 31, 1998.

(2) Given in pesos from December 31, 1998, after having applied the corresponding efficiency factor.

(3) The discount Rate in real terms and applied to cash flows before taxes.

8

SCHEDULE OF DIFFERENCES

Set forth below are the differences in the Aeropuerto de San José del Cabo, S.A. de C.V.’s Concession as compared to the Aeropuerto de Guadalajara, S.A. de C.V.’s Concession:

***

Antecedents

I. “(i) Administrate, operate and utilize the international airport of the City of San Jose del Cabo, Baja California Sur.”

III. “The Concession Holder was incorporated in accordance with the Mexican laws, as a variable stock company, by means of public instrument deed 44,348 dated May 28,1998, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number 25 of the Federal District, which first deed was registered on June 25, 1998 under folio number 238,585, number 18,296 of the Public Registry of Commerce and Property for the City of Mexico. The Concession Holder appoints as domicile to receive notices the one located at Carretera Transpeninsular, kilometer 43.5, 2340, A.P. 8, San José del Cabo, Baja California Sur, Mexico.”

V. “Mr. Jorge Lanz de la Isla, legal representative of the Concession Holder has sufficient authority, as evidenced by public deed No. 52,572, dated May 28, 1999, granted before Luis Angoitia Becerra, Notary Public No. 109 of the Federal District, which was first registered on August 31, 1999 under folio number 238,585 of the Public Registry of Commerce and Property of the City of Mexico, to execute this document and his authority has not been changed or revoked in any way.”

2. Chapter I, (Definitions): Concession Holder: Aeropuerto de San José del Cabo, S.A. de C.V.

3. Chapter II:

2.1.1. “A concession to administer, operate and utilize, as the case may be, carry out the constructions in the civil aerodrome of the public services, located at Carretera Transpeninsular, kilometer 43.5, 2340, A.P. 8, San José del Cabo, Baja California Sur, Mexico, in order to render the Services in the airport; and which polygonal, Air Protection Area and Areas Distribution Plan are described in Exhibit 1 hereto.”

2.2. Classification and Category. The Airport is classified as an international aerodrome of public services, terrestrial, with (OACI) 4D, (CREI) VII, and (IFR) NPA category.

The Ministry may amend the classification and category, previously listening to the Concession Holder, when the Airport does no longer have the installations and services necessary hereunder or when circumstances arise which merit said amendment and, consequently, it shall inform the Concession Holder the conditions to which the rendering of services in the Airport will be subject, in terms of its new classification.

4. Exhibit 7, Appendix A:

1.2.2. In case the foregoing is not possible, all of those expenses which may not be directly assigned to airport services, will be attributed in consideration of the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 75%.

1.3.2. In case the foregoing is not possible and all the expenses related to materials and consumables may not be directly assigned to Regulated Services, they will be attributed considering the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 75%.

9

1.6. Taxes and Rights: They are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years; in the initial Period it will be 75%.

1.7. Others: other expenses not exclusively attributed to Regulated Services are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years and in the initial Period of 5 years it will be 75%.

10

Exhibit Three to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de San José del Cabo, S.A. de C.V.

STANDARDS USED IN THE CALCULATION OF THE INVESTMENTS IN THE SAN JOSÉ DEL CABO AIRPORT

Air Field

PARAMETER	STANDARD

Passenger Mini-buses	•	25% php
	•	60 persons/mini-bus
Access Ways	•	2,400 php/access lane
	•	Minimum of 2 access ways
Water Treatment Plant	•	15 liters/day/person
CREI Building	•	One per airport
Emergency plants	•	3 per airport
Control tower	•	One per airport
CREI	•	One per airport
Sidewalks and Walkways	•	13.57 m/hectare
Water tanks	•	45 liters/person/day
	•	3 reserve days
Support Vehicles	•	0.20 vehicles/daily operation
Baggage Carousel	•	216 pieces of luggage/carousel/during peak hours
	•	1 piece of luggage per domestic passenger
	•	1.4 pieces of luggage per international passenger
X-rays	•	80m/band
Ascending and descending walkways	•	500 php/machine

Lanes in front of the terminal	•	7.5 m wide
	•	0.39 meters/php
	•	3 lanes
	•	3m wide
Taxi parking	•	0.02 taxis/php
Employee Parking – garage	•	500 parking spaces/million exiting passengers
	•	30m2/parking space
Passenger parking – street level	•	500 parking spaces/million exiting passengers
Employee parking	•	0.13 parking spaces/employee
	•	30m2/parking space
Level of service in the terminal	•	B (14 square meters per php)

11

Exhibit 7

SAN JOSÉ DEL CABO AIRPORT

Appendix D

1. The Airport Maximum Tariff for the first five (5) years, the first Period, the parameters and the respective efficiency factor will be the following:

PERIOD	YEAR	REFERENCE VALUE(1)	EFFICIENCY FACTOR (X)	MAXIMUM TARIFF PER TRAFFIC UNIT(2)	REAL DISCOUNT RATE(3)
1	2000	377,300	1%	89.60	16%
1	2001	430,911	1%	88.70	16%
1	2002	468,799	1%	87.81	18%
1	2003	496,922	1%	86.93	18%
1	2004	516,137	1%	86.06	18%
2	2005	514,611	To be defined	To be defined	To be defined

(1) Given in pesos from December 31, 1998.

(2) Given in pesos from December 31, 1998, after having applied the corresponding efficiency factor.

(3) The discount Rate in real terms and applied to cash flows before taxes.

12

SCHEDULE OF DIFFERENCES

Set forth below are the differences in the Aeropuerto de Hermosillo, S.A. de C.V.’s Concession as compared to the Aeropuerto de Guadalajara, S.A. de C.V.’s Concession:

***

Antecedents

I.”(i) Administrate, operate and utilize the international airport of the City of Hermosillo, Sonora.”

III. “The Concession Holder was incorporated in accordance with the Mexican laws, as a variable stock company, by means of public instrument deed 44,345 dated May 28,1998, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number 25 of the Federal District, which first deed was registered on June 25, 1998 under folio number 238,582, number 18,293 of the Public Registry of Commerce and Property for the City of Mexico. The Concession Holder appoints as domicile to receive notices the one located at Carretera a Bahia de Kino, kilometer 9.5, 83220, A.P. 39, Hermosillo, Sonora, Mexico.”

V. “Mr. Jorge Lanz de la Isla, legal representative of the Concession Holder has sufficient authority, as evidenced by public deed No. [ ] dated May 28, 1999, granted before Luis Angoitia Becerra, Notary Public No. 109 of the Federal District, which was first registered on [ ] under folio number [ ] of the Public Registry of Commerce and Property of the City of Mexico, to execute this document and his authority has not been changed or revoked in any way.”

2. Chapter I, (Definitions): Concession Holder: Aeropuerto de Hermosillo, S.A. de C.V.

3. Chapter II:

2.1.1. “A concession to administer, operate and utilize, as the case may be, carry out the constructions in the civil aerodrome of the public services, located at Carretera a Bahia de Kino, kilometer 9.5, 83220, A.P. 39, Hermosillo, Sonora, Mexico, in order to render the Services in the airport; and which polygonal, Air Protection Area and Areas Distribution Plan are described in Exhibit 1 hereto.”

2.2. Classification and Category. The Airport is classified as an international aerodrome of public services, terrestrial, with (OACI) 4D, (CREI) VII, and (IFR) PA1 category.

The Ministry may amend the classification and category, previously listening to the Concession Holder, when the Airport does no longer have the installations and services necessary hereunder or when circumstances arise which merit said amendment and, consequently, it shall inform the Concession Holder the conditions to which the rendering of services in the Airport will be subject, in terms of its new classification.

4. Exhibit 7, Appendix A:

1.2.2. In case the foregoing is not possible, all of those expenses which may not be directly assigned to airport services, will be attributed in consideration of the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 85%.

1.3.2. In case the foregoing is not possible and all the expenses related to materials and consumables may not be directly assigned to Regulated Services, they will be attributed considering the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be [ ]%.

1.4.2 [ ]

13

1.6. Taxes and Rights: They are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years; in the initial Period it will be [ ]%.

1.7. Others: other expenses not exclusively attributed to Regulated Services are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years and in the initial Period of 5 years it will be [ ]%.

14

Exhibit Three to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Hermosillo, S.A. de C.V.

STANDARDS USED IN THE CALCULATION OF THE INVESTMENTS IN THE HERMOSILLO AIRPORT

Air Field

PARAMETER	STANDARD

Passenger Mini-buses	•	25% php
	•	60 persons/mini-bus
Access Ways	•	2,400 php/access lane
	•	Minimum of 2 access ways
Water Treatment Plant	•	15 liters/day/person
CREI Building	•	one per airport
Emergency plants	•	3 per airport
Control tower	•	One per airport
Sidewalks and Walkways	•	13.57 m/hectare
Water tanks	•	45 liters/person/day
	•	3 reserve days
Support Vehicles	•	0.20 vehicles/daily operation
Baggage Carousel	•	216 pieces of luggage/carousel/during peak hours
	•	1 piece of luggage per domestic passenger
	•	1.4 pieces of luggage per international passenger
X-rays	•	80m/band
Ascending and descending walkways	•	500 php/machine
Lanes in front of the terminal	•	7.5m wide
	•	0.39 meters/php
Taxi parking	•	3 lanes
	•	3m wide
	•	0.02 taxis/php

Employee Parking – garage	•	500 parking spaces/million exiting passengers
	•	30m2/parking space
Passenger parking – street level	•	500 parking spaces/million exiting passengers
Employee parking	•	0.13 parking spaces/employee
	•	30m2/parking space
Level of service in the terminal	•	C (12 square meters per php)

15

Exhibit 7

HERMOSILLO AIRPORT

Appendix D

1. The Airport Maximum Tariff for the first five (5) years, the first Period, the parameters and the respective efficiency factor will be the following:

PERIOD	YEAR	REFERENCE VALUE(1)	EFFICIENCY FACTOR (X)	MAXIMUM TARIFF PER TRAFFIC UNIT(2)	REAL DISCOUNT RATE(3)
1	2000	188,228	1%	58.91	16%
1	2001	209,873	1%	58.32	16%
1	2002	220,929	1%	57.73	18%
1	2003	237,309	1%	57.16	18%
1	2004	247,361	1%	56.58	18%
2	2005	256,192	To be defined	To be defined	To be defined

(1) Given in pesos from December 31, 1998.

(2) Given in pesos from December 31, 1998, after having applied the corresponding efficiency factor.

(3) The discount Rate in real terms and applied to cash flows before taxes.

16

SCHEDULE OF DIFFERENCES

Set forth below are the differences in the Aeropuerto de Bajio, S.A. de C.V.’s Concession as compared to the Aeropuerto de Guadalajara, S.A. de C.V.’s Concession:

***

Antecedents

I.”(i) Administrate, operate and utilize the international airport of the City of Bajio.”

III. “The Concession Holder was incorporated in accordance with the Mexican laws, as a variable stock company, by means of public deed number 44,353 dated May 28,1998, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number 25 of the Federal District, which first deed was registered on June 25, 1998 under folio number 238,600, number 18,301 of the Public Registry of Commerce and Property for the City of Mexico. The Concession Holder appoints as domicile to receive notices the one located at Carretera Silao-Leon, kilometer 5.5, 36270, A.P. 673, Silao, Guanajuato, Mexico.”

V. “Mr. Jorge Lanz de la Isla, legal representative of the Concession Holder has sufficient authority, as evidenced by public deed No. 52,571 dated May 28, 1999, granted before Luis Angoitia Becerra, Notary Public No. 109 of the Federal District, which was first registered on August 31, 1999 under folio number 238,600 of the Public Registry of Commerce and Property of the City of Mexico, to execute this document and his authority has not been changed or revoked in any way.”

2. Chapter I, (Definitions): Concession Holder: Aeropuerto de Bajio, S.A. de C.V.

3. Chapter II:

2.1.1. “A concession to administer, operate and utilize, as the case may be, carry out the constructions in the civil aerodrome of the public services, located at Carretera Silao-Leon, kilometer 5.5, 36270, A.P. 673, Silao, Guanajuato, Mexico, in order to render the Services in the airport; and which polygonal, Air Protection Area and Areas Distribution Plan are described in Exhibit 1 hereto.”

2.2. Classification and Category. The Airport is classified as an international aerodrome of public services, terrestrial, with (OACI) 4D, (CREI) VII, and (IFR) NPA category.

The Ministry may amend the classification and category, previously listening to the Concession Holder, when the Airport does no longer have the installations and services necessary hereunder or when circumstances arise which merit said amendment and, consequently, it shall inform the Concession Holder the conditions to which the rendering of services in the Airport will be subject, in terms of its new classification.

17

Exhibit Three to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Bajio, S.A. de C.V.

STANDARDS USED IN THE CALCULATION OF THE INVESTMENTS IN THE BAJIO AIRPORT

Air Field

PARAMETER	STANDARD

Passenger Mini-buses	•	25% php
	•	60 persons/mini-bus
Access Ways	•	2,400 php/access lane
	•	Minimum of 2 access ways
Water Treatment Plant	•	15 liters/day/person
CREI Building	•	one per airport
Emergency plants	•	3 per airport
Control tower	•	One per airport
Sidewalks and Walkways	•	13.57m/hectare
Water tanks	•	45 liters/person/day
	•	3 reserve days
Support Vehicles	•	0.20 vehicles/daily operation
Baggage Carousel	•	216 pieces of luggage/carousel/during peak hours
	•	1 piece of luggage per domestic passenger
	•	1.4 pieces of luggage per international passenger
X-rays	•	80m/band
Ascending and descending walkways	•	500 php/machine
Elevators	•	600 php/step
Lanes in front of the terminal	•	7.5m wide
	•	0.39 meters/php

Taxi parking	•	3 lanes
	•	3m wide
	•	0.02 taxis/php
Employee Parking – garage	•	500 parking spaces/million exiting passengers
	•	30m2/parking space
Passenger parking – street level	•	500 parking spaces/million exiting passengers
Employee parking	•	0.13 parking spaces/employee
	•	30m2/parking space
Level of service in the terminal	•	C (12 square meters per php)

18

Exhibit 7

BAJIO AIRPORT

Appendix D

1. The Airport Maximum Tariff for the first five (5) years, the first Period, the parameters and the respective efficiency factor will be the following:

PERIOD	YEAR	REFERENCE VALUE(1)	EFFICIENCY FACTOR (X)	MAXIMUM TARIFF PER TRAFFIC UNIT(2)	REAL DISCOUNT RATE(3)
1	2000	272,628	1%	75.24	16%
1	2001	294,601	1%	74.49	16%
1	2002	309,284	1%	73.74	18%
1	2003	329,551	1%	73.01	18%
1	2004	342,250	1%	72.28	18%
2	2005	353,975	To be defined	To be defined	To be defined

(1) Given in pesos from December 31, 1998.

(2) Given in pesos from December 31, 1998, after having applied the corresponding efficiency factor.

(3) The discount Rate in real terms and applied to cash flows before taxes.

19

SCHEDULE OF DIFFERENCES

Set forth below are the differences in the Aeropuerto de Morelia, S.A. de C.V.’s Concession as compared to the Aeropuerto de Guadalajara, S.A. de C.V.’s Concession:

***

Antecedents

I. “(i) Administrate, operate and utilize the international airport of the City of Morelia, Michoacan.”

III. “The Concession Holder was incorporated in accordance with the Mexican laws, as a variable stock company, by means of public deed number 44,354 dated May 28,1998, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number 25 of the Federal District, which first deed was registered on June 25, 1998 under folio number 238,748, number 18,302 of the Public Registry of Commerce and Property for the City of Mexico. The Concession Holder appoints as domicile to receive notices the one located at Carretera Morelia-Zinapecuaro, kilometer 27, Morelia, Michoacan, 58920, Mexico.”

V. “Mr. Jorge Lanz de la Isla, legal representative of the Concession Holder has sufficient authority, as evidenced by public deed No. 52,578 dated May 28, 1999, granted before Luis Angoitia Becerra, Notary Public No. 109 of the Federal District, which was first registered on August 31, 1999 under folio number 238,748 of the Public Registry of Commerce and Property of the City of Mexico, to execute this document and his authority has not been changed or revoked in any way.”

2. Chapter I. (Definitions): Concession Holder: Aeropuerto de Morelia, S.A. de C.V.

3. Chapter II:

2.1.1. “A concession to administer, operate and utilize, as the case may be, carry out the constructions in the civil aerodrome of the public services, located at Carretera Morelia-Zinapecuaro, kilometer 27, Morelia, Michoacan, 58920, Mexico, in order to render the Services in the airport; and which polygonal, Air Protection Area and Areas Distribution Plan are described in Exhibit 1 hereto.”

2.2. Classification and Category. The Airport is classified as an international aerodrome of public services, terrestrial, with (OACI) 4D, (CREI) VI, and (IFR) NPA category.

The Ministry may amend the classification and category, previously listening to the Concession Holder, when the Airport does no longer have the installations and services necessary hereunder or when circumstances arise which merit said amendment and, consequently, it shall inform the Concession Holder the conditions to which the rendering of services in the Airport will be subject, in terms of its new classification.

Exhibit 7, Appendix A:

1.2.2. In case the foregoing is not possible, all of those expenses which may not be directly assigned to airport services, will be attributed in consideration of the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 95%.

1.3.2. In case the foregoing is not possible and all the expenses related to materials and consumables may not be directly assigned to Regulated Services, they will be attributed considering the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 95%.

20

1.6. Taxes and Rights: They are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years; in the initial Period it will be 95%.

1.7. Others: other expenses not exclusively attributed to Regulated Services are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years and in the initial Period of 5 years it will be 95%.

21

Exhibit Three to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Morelia, S.A. de C.V.

STANDARDS USED IN THE CALCULATION OF THE INVESTMENTS IN THE MORELIA AIRPORT

Air Field

PARAMETER	STANDARD

Passenger Mini-buses	•	25% php
	•	60 persons/mini-bus
Access Ways	•	2,400 php/access lane
	•	Minimum of 2 access ways
Water Treatment Plant	•	15 liters/day/person
CREI Building	•	One per airport
Emergency plants	•	3 per airport
Control tower	•	One per airport
CREI	•	One per airport
Sidewalks and Walkways	•	13.57m/hectare
Water tanks	•	45 liters/person/day
	•	3 reserve days
Support Vehicles	•	0.20 vehicles/daily operation
Baggage Carousel	•	216 pieces of luggage/carousel/during peak hours
	•	1 piece of luggage per domestic passenger
	•	1.4 pieces of luggage per international passenger
X-rays	•	80m/band
Ascending and descending walkways	•	500 php/machine

Lanes in front of the terminal	•	7.5m wide
	•	0.39 meters/php
	•	3 lanes
	•	3 meters wide
Taxi parking	•	0.02 taxis/php
Employee Parking – garage	•	500 parking spaces/million exiting passengers
	•	30 m2/parking space
Passenger parking – street level	•	500 parking spaces/million exiting passengers
Employee parking	•	0.13 parking spaces/employee
	•	30m2/parking space
Level of service in the terminal	•	D (10 square meters per php)

22

Exhibit 7

MORELIA AIRPORT

Appendix D

1. The Airport Maximum Tariff for the first five (5) years, the first Period, the parameters and the respective efficiency factor will be the following:

PERIOD	YEAR	REFERENCE VALUE(1)	EFFICIENCY FACTOR (X)	MAXIMUM TARIFF PER TRAFFIC UNIT(2)	REAL DISCOUNT RATE(3)
1	2000	176,139	1%	78.71	16%
1	2001	193,930	1%	77.92	16%
1	2002	204,100	1%	77.14	18%
1	2003	213,882	1%	76.37	18%
1	2004	245,180	1%	75.60	18%
2	2005	255,922	To be defined	To be defined	To be defined

(1) Given in pesos from December 31, 1998.

(2) Given in pesos from December 31, 1998, after having applied the corresponding efficiency factor.

(3) The discount Rate in real terms and applied to cash flows before taxes.

23

SCHEDULE OF DIFFERENCES

Set forth below are the differences in the Aeropuerto de La Paz, S.A. de C.V.’s Concession a compared to the Aeropuerto de Guadalajara, S.A. de C.V.’s Concession:

***

Antecedents

I. “(i) Administrate, operate and utilize the international airport of the City of la Paz, Baja California Sur.”

III. “The Concession Holder was incorporated in accordance with the Mexican laws, as a variable stock company, by means of public deed number 44,347 dated May 28,1998, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number 25 of the Federal District, which first deed was registered on June 25, 1998 under folio number 238,584, number 18,295 of the Public Registry of Commerce and Property for the City of Mexico. The Concession Holder appoints as domicile to receive notices the one located at Carretera Transpeninsular, 23201, A.P. 145, La Paz, Baja California Sur, Mexico.”

V. “Mr. Jorge Lanz de la Isla, legal representative of the Concession Holder has sufficient authority, as evidenced by public deed No. 52,579 dated May 28, 1999, granted before Luis Angoitia Becerra, Notary Public No. 109 of the Federal District, which was first registered on August 31, 1999 under folio number 238,584 of the Public Registry of Commerce and Property of the City of Mexico, to execute this document and his authority has not been changed or revoked in any way.”

2. Chapter I. (Definitions): Concession Holder: Aeropuerto de la Paz, S.A. de C.V.

3. Chapter II:

2.1.1. “A concession to administer, operate and utilize, as the case may be, carry out the constructions in the civil aerodrome of the public services, located at Carretera Transpeninsular, 23201, A.P. 145, La Paz, Baja California Sur, Mexico, in order to render the Services in the airport; and which polygonal, Air Protection Area and Areas Distribution Plan are described in Exhibit 1 hereto.”

2.2. Classification and Category. The Airport is classified as an international aerodrome of public services, terrestrial, with (OACI) 4D, (CREI) VI, (IFR) NPA category.

The Ministry may amend the classification and category, previously listening to the Concession Holder, when the Airport does no longer have the installations and services necessary hereunder or when circumstances arise which merit said amendment and, consequently, it shall inform the Concession Holder the conditions to which the rendering of services in the Airport will be subject, in terms of its new classification.

24

Exhibit Three to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de La Paz, S.A. de C.V.

STANDARDS USED IN THE CALCULATION OF THE INVESTMENTS IN THE LA PAZ AIRPORT

Air Field

PARAMETER	STANDARD

Passenger Mini-buses	•	25% php
	•	60 persons/mini-bus
Access Ways	•	2,400 php/access lane
	•	Minimum of 2 access ways
Water Treatment Plant	•	15 liters/day/person
CREI Building	•	one per airport
Emergency plants	•	3 per airport
Control tower	•	One per airport
Sidewalks and Walkways	•	13.57m/hectare
Water tanks	•	45 liters/person/day
	•	3 reserve days
Support Vehicles	•	0.20 vehicles/daily operation
Baggage Carousel	•	216 pieces of luggage/carousel/during peak hours
	•	1 piece of luggage per domestic passenger
	•	1.4 pieces of luggage per international passenger
X-rays	•	80m/band
Ascending and descending walkways	•	500 php/machine
Lanes in front of the terminal	•	7.5m wide
	•	0.39 meters/php
Taxi parking	•	3 lanes
	•	3m wide
	•	0.02 taxis/php

Employee Parking – garage	•	500 parking spaces/million exiting passengers
	•	30 m2/parking space
Passenger parking – street level	•	500 parking spaces/million exiting passengers
Employee parking	•	0.13 parking spaces/employee
	•	30m2/parking space
Level of service in the terminal	•	D (10 square meters per php)

25

Exhibit 7

LA PAZ AIRPORT

Appendix D

1. The Airport Maximum Tariff for the first five (5) years, the first Period, the parameters and the respective efficiency factor will be the following:

PERIOD	YEAR	REFERENCE VALUE(1)	EFFICIENCY FACTOR (X)	MAXIMUM TARIFF PER TRAFFIC UNIT(2)	REAL DISCOUNT RATE(3)
1	2000	94,072	1%	73.76	16%
1	2001	110,640	1%	73.02	16%
1	2002	118,286	1%	72.29	18%
1	2003	127,348	1%	71.56	18%
1	2004	132,940	1%	70.85	18%
2	2005	137,271	To be defined	To be defined	To be defined

(1) Given in pesos from December 31, 1998.

(2) Given in pesos from December 31, 1998, after having applied the corresponding efficiency factor.

(3) The discount Rate in real terms and applied to cash flows before taxes.

26

SCHEDULE OF DIFFERENCES

Set forth below are the differences in the Aeropuerto de Aguascalientes, S.A. de C.V.’s Concession as compared to the Aeropuerto de Guadalajara, S.A. de C.V.’s Concession:

***

Antecedents

I. “(i) Administrate, operate and utilize the international airport of the City of Aguascalientes, Aguascalientes.”

III. “The Concession Holder was incorporated in accordance with the Mexican laws, as a variable stock company, by means of public instrument number 44,352 dated May 28, 1998, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number 25 of the Federal District, which first deed was registered on June 25, 1998 under folio number 238,599, number 18,300 of the Public Registry of Commerce and Property for the City of Mexico. The Concession Holder appoints as domicile to receive notices the one located at Carretera Panamericana, kilometer 22, Ejido Peñuelas, Aguascalientes, Aguascalientes, 20340, Mexico.”

V. “Mr. Jorge Lanz de la Isla, legal representative of the Concession Holder has sufficient authority, as evidenced by public deed No. 52,570 dated May 28, 1999, granted before Luis Angoitia Becerra, Notary Public No. 109 of the Federal District, which was first registered on August 31, 1999 under folio number 238,599 of the Public Registry of Commerce and Property of the City of Mexico, to execute this document and his authority has not been changed or revoked in any way.”

2. Chapter I, (Definitions): Concession Holder: Aeropuerto de Aguascalientes, S.A. de C.V.

3. Chapter II:

2.1.1. “A concession to administer, operate and utilize, as the case may be, carry out the constructions in the civil aerodrome of the public services, located at Carretera Panamericana, kilometer 22, Ejido Peñuelas, Aguascalientes, Aguascalientes, 20340, Mexico, in order to render the Services in the airport; and which polygonal, Air Protection Area and Areas Distribution Plan are described in Exhibit 1 hereto.”

2.2. Classification and Category. The Airport is classified as an international aerodrome of public services, terrestrial, with (OACI) 4D, (CREI) VI and (IFR) NPA category.

The Ministry may amend the classification and category, previously listening to the Concession Holder, when the Airport does no longer have the installations and services necessary hereunder or when circumstances arise which merit said amendment and, consequently, it shell inform the Concession Holder the conditions to which the rendering of Services in the Airport will be subject, in terms of its new classification.

27

Exhibit Three to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Aguascalientes, S.A. de C.V.

STANDARDS USED IN THE CALCULATION OF THE INVESTMENTS IN THE AGUASCALIENTES AIRPORT

Air Field

PARAMETER	STANDARD

Passenger Mini-buses	• 25% php • 60 persons/mini-bus
Access Ways	• 2,400 php/access lane • Minimum of 2 access ways
Water Treatment Plant	• 15 liters/day/person
CREI Building	• one per airport
Emergency plants	• 3 per airport
Control tower	• One per airport
CREI	• One per airport
Sidewalks and Walkways	• 13.57m/hectare
Water tanks	• 45 liters/person/day • 3 reserve days
Support Vehicles	• 0.20 vehicles/daily operation
Baggage Carousel	• 216 pieces of luggage/carousel/during peak hours • 1 piece of luggage per domestic passenger • 1.4 pieces of luggage per international passenger
X-rays	• 80m/band
Ascending and descending walkways	• 500 php/machine
Lanes in front of the terminal	• 7.5 m wide • 0.39 meters/php

Taxi parking	• 3 lanes • 3m wide • 0.02 taxis/php
Employee Parking – garage	• 500 parking spaces/million exiting passengers • 30 m2/parking space
Passenger parking – street level	• 500 parking spaces/million exiting passengers
Employee parking	• 0.13 parking spaces/employee • 30m2/parking space
Level of service in the terminal	• D (10 square meters per php)

28

Exhibit 7

AGUASCALIENTES AIRPORT

Appendix D

1. The Airport Maximum Tariff for the first five (5) years, the first Period, the parameters and the respective efficiency factor will be the following:

PERIOD	YEAR	REFERENCE VALUE(1)	EFFICIENCY FACTOR (X)	MAXIMUM TARIFF PER TRAFFIC UNIT(2)	REAL DISCOUNT RATE(3)
1	2000	72,201	1%	65.84	16%
1	2001	82,568	1%	65.18	16%
1	2002	89,233	1%	64.52	18%
1	2003	101,177	1%	63.88	18%
1	2004	106,738	1%	63.24	18%
2	2005	111,125	To be defined	To be defined	To be defined

(1) Given in pesos from December 31, 1998.

(2) Given in pesos from December 31, 1998, after having applied the corresponding efficiency factor.

(3) The discount Rate in real terms and applied to cash flows before taxes.

29

SCHEDULE OF DIFFERENCES

Set forth below are the differences in the Aeropuerto de Mexicali, S.A. de C.V.’s Concession as compared to the Aeropuerto de Guadalajara, S.A. de C.V.’s Concession:

***

Antecedents

I. “(i) Administrate, operate and utilize the international airport of the City of Mexicali, Baja California.”

III. “The Concession Holder was incorporated in accordance with the Mexican laws, as a variable stock company, by means of public deed number 44,344 dated May 28,1998, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number 25 of the Federal District, which first deed was registered on June 25, 1998 under folio number 238,581, number 18,292 of the Public Registry of Commerce and Property for the City of Mexico. The Concession Holder appoints as domicile to receive notices the one located at Carretera Mesa de Andrade, Mexicali, Baja California, 21000, A.P. 1-356, Mexico.”

V. “Mr. Jorge Lanz de la Isla, legal representative of the Concession Holder has sufficient authority, as evidenced by public deed No. 52,576 dated May 28, 1999, granted before Luis Angoitia Becerra, Notary Public No. 109 of the Federal District, which was first registered on August 31, 1999 under folio number 238,581 of the Public Registry of Commerce and Property of the City of Mexico, to execute this document and his authority has not been changed or revoked in any way.”

2. Chapter I. (Definitions): Concession Holder: Aeropuerto de Mexicali, S.A. de C.V.

3. Chapter II:

2.1.1. “A concession to administer, operate and utilize, as the case may be, carry out the constructions in the civil aerodrome of the public services, located at Carretera Mesa de Andrade, Mexicali, Baja California, 21000, A.P. 1-356, Mexico, in order to render the Services in the airport; and which polygonal, Air Protection Area and Areas Distribution Plan are described in Exhibit 1 hereto.”

2.2. Classification and Category. The Airport is classified as an international aerodrome of public services, terrestrial, with (OACI) 4D, (CREI) VII, and (IFR) NPA category.

The Ministry may amend the classification and category, previously listening to the Concession Holder, when the Airport does no longer have the installations and services necessary hereunder or when circumstances arise which merit said amendment and, consequently, it shall inform the Concession Holder the conditions to which the rendering of services in the Airport will be subject, in terms of its new classification.

Exhibit 7, Appendix A:

1.2.2. In case the foregoing is not possible, all of those expenses which may not be directly assigned to airport services, will be attributed in consideration of the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 85%.

1.6. Taxes and Rights: They are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years; in the initial Period it will be 85%.

30

1.7. Others: other expenses not exclusively attributed to Regulated Services are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years and in the initial Period of 5 years it will be 85%.

31

Exhibit Three to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Mexicali, S.A. de C.V.

STANDARDS USED IN THE CALCULATION OF THE INVESTMENTS IN THE MEXICALI AIRPORT

Air Field

PARAMETER	STANDARD

Passenger Mini-buses	• 25% php • 60 persons/mini-bus
Access Ways	• 2,400 php/access lane • Minimum of 2 access ways
Water Treatment Plant	• 15 liters/day/person
CREI Building	• One per airport
Emergency plants	• 3 per airport
Control tower	• One per airport
CREI	• One per airport
Sidewalks and Walkways	• 13.57m/hectare
Water tanks	• 45 liters/person/day • 3 reserve days
Support Vehicles	• 0.20 vehicles/daily operation
Baggage Carousel	• 216 pieces of luggage/carousel/during peak hours • 1 piece of luggage per domestic passenger • 1.4 pieces of luggage per international passenger
X-rays	• 80m/band
Ascending and descending walkways	• 500 php/machine

Lanes in front of the terminal	• 7.5m wide • 0.39 meters/php • 3 lanes • 3 meters wide
Taxi parking	• 0.02 taxis/php
Employee Parking – garage	• 500 parking spaces/million exiting passengers • 30 m2/parking space
Passenger parking – street level	• 500 parking spaces/million exiting passengers
Employee parking	• 0.13 parking spaces/employee • 30m2/parking space
Level of service in the terminal	• D (10 square meters per php)

32

Exhibit 7

MEXICALI AIRPORT

Appendix D

1. The Airport Maximum Tariff for the first five (5) years, the first Period, the parameters and the respective efficiency factor will be the following:

PERIOD	YEAR	REFERENCE VALUE(1)	EFFICIENCY FACTOR (X)	MAXIMUM TARIFF PER TRAFFIC UNIT(2)	REAL DISCOUNT RATE(3)
1	2000	25,258	1%	59.40	16%
1	2001	36,694	1%	58.81	16%
1	2002	40,172	1%	58.22	18%
1	2003	44,427	1%	57.64	18%
1	2004	46,426	1%	57.06	18%
2	2005	48,368	To be defined	To be defined	To be defined

(1) Given in pesos from December 31, 1998.

(2) Given in pesos from December 31, 1998, after having applied the corresponding efficiency factor.

(3) The discount Rate in real terms and applied to cash flows before taxes.

33

SCHEDULE OF DIFFERENCES

Set forth below are the differences in the Aeropuerto de los Mochis, S.A. de C.V.’s Concession as compared to the Aeropuerto de Guadalajara, S.A. de C.V.’s Concession:

***

Antecedents

I. “(i) Administrate, operate and utilize the international airport of the City of los Mochis, Sinaloa.”

III. “The Concession Holder was incorporated in accordance with the Mexican laws, as a variable stock company, by means of public deed number 44,346 dated May 28,1998, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number 25 of the Federal District, which first deed was registered on June 25, 1998 under folio number 238,583, number 18,294 of the Public Registry of Commerce and Property for the City of Mexico. The Concession Holder appoints as domicile to receive notices the one located at Carretera Los Mochis-Topolobampo, km. 12.5, Municipio de Ahome, Sinaloa, 81360, A.P. 212, Mexico.”

V. “Mr. Jorge Lanz de la Isla, legal representative of the Concession Holder has sufficient authority, as evidenced by public deed No. 52,577 dated May 28, 1999, granted before Luis Angoitia Becerra, Notary Public No. 109 of the Federal District, which was first registered on August 31, 1999 under folio number 238,583 of the Public Registry of Commerce and Property of the City of Mexico, to execute this document and his authority has not been changed or revoked in any way.”

2. Chapter I, (Definitions): Concession Holder: Aeropuerto de los Mochis, S.A. de C.V.

3. Chapter ll:

2.1.1. “A concession to administer, operate and utilize, as the case may be, carry out the constructions in the civil aerodrome of the public services, located at Carretera Los Mochis-Topolobampo, km. 12.5, Municipio de Ahome, Sinaloa, 81360, A.P. 212, Mexico, in order to render the Services in the airport; and which polygonal, Air Protection Area and Areas Distribution Plan are described in Exhibit 1 hereto.”

2.2. Classification and Category: The Airport is classified as an international aerodrome of public services, terrestrial, with (OACI) 4D, (CREI) VI, (IFR) NPA category.

The Ministry may amend the classification and category, previously listening to the Concession Holder, when the Airport does no longer have the installations and services necessary hereunder or when circumstances arise which merit said amendment and, consequently, it shell inform the Concession Holder the conditions to which the rendering of services in the Airport will be subject, in terms of its new classification.

Exhibit 7, Appendix A:

1.2.2. In case the foregoing is not possible, all of those expenses which may not be directly assigned to airport services, will be attributed in consideration of the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 85%.

1.3.2. In case the foregoing is not possible and all the expenses related to materials and consumables may not be directly assigned to Regulated Services, they will be attributed considering the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 85%.

34

1.6. Taxes and Rights: They are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years; in the initial Period it will be 85%.

1.7. Others: other expenses not exclusively attributed to Regulated Services are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years and in the initial Period of 5 years it will be 85%.

35

Exhibit Three to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Los Mochis, S.A. de C.V.

STANDARDS USED IN THE CALCULATION OF THE INVESTMENTS IN THE LOS MOCHIS AIRPORT

Air Field

PARAMETER	STANDARD
Passenger Mini-buses	• 25% php • 60 persons/mini-bus
Access Ways	• 2,400 php/access lane • Minimum of 2 access ways
Water Treatment Plant	• 15 liters/day/person
CREI Building	• One per airport
Emergency plants	• 3 per airport
Control tower	• One per airport
CREI	• One per airport
Sidewalks and Walkways	• 13.57m/hectare
Water tanks	• 45 liters/person/day • 3 reserve days
Support Vehicles	• 0.20 vehicles/daily operation
Baggage Carousel	• 216 pieces of luggage/carousel/during peak hours • 1 piece of luggage per domestic passenger • 1.4 pieces of luggage per international passenger
X-rays	• 80m/band
Ascending and descending walkways	• 500 php/machine
Lanes in front of the terminal	• 7.5m wide • 0.39 meters/php

Taxi parking	• 3 lanes • 3 m wide • 0.02 taxis/php
Employee Parking – garage	• 500 parking spaces/million exiting passengers • 30 m2/parking space
Passenger parking – street level	• 500 parking spaces/million exiting passengers
Employee parking	• 0.13 parking spaces/employee • 30m2/parking space
Level of service in the terminal	• D (10 square meters per php)

36

Exhibit 7

LOS MOCHIS AIRPORT

Appendix D

1. The Airport Maximum Tariff for the first five (5) years, the first Period, the parameters and the respective efficiency factor will be the following:

PERIOD	YEAR	REFERENCE VALUE(1)	EFFICIENCY FACTOR (X)	MAXIMUM TARIFF PER TRAFFIC UNIT(2)	REAL DISCOUNT RATE(3)
1	2000	25,126	1%	71.78	16%
1	2001	30,411	1%	71.06	16%
1	2002	32,513	1%	70.35	18%
1	2003	42,415	1%	69.64	18%
1	2004	43,256	1%	68.95	18%
2	2005	43,770	To be defined	To be defined	To be defined

(1) Given in pesos from December 31, 1998.

(2) Given in pesos from December 31, 1998, after having applied the corresponding efficiency factor.

(3) The discount Rate in real terms and applied to cash flows before taxes.

37

SCHEDULE OF DIFFERENCES

Set forth below are the differences in the Aeropuerto de Manzanillo, S.A. de C.V.’s Concession as compared to the Aeropuerto de Guadalajara, S.A. de C.V.’s Concession:

***

Antecedents

I. “(i) Administrate, operate and utilize the international airport of the City of Manzanillo, Colima.”

III. “The Concession Holder was incorporated in accordance with the Mexican laws, as a variable stock company, by means of public deed number 44,350 dated May 28,1998, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number 25 of the Federal District, which first deed was registered on June 25, 1998 under folio number 238,587, number 18,298 of the Public Registry of Commerce and Property for the City of Mexico. The Concession Holder appoints as domicile to receive notices the one located at Carretera Manzanillo-Barra de Navidad, kilometer 42, 28200, Manzanillo, Colima, Mexico.”

V. “Mr. Jorge Lanz de la Isla, legal representative of the Concession Holder has sufficient authority, as evidenced by public deed No. 52,575 dated May 28, 1999, granted before Luis Angoitia Becerra, Notary Public No. 109 of the Federal District, which was first registered on August 31, 1999 under folio number 238,587 of the Public Registry of Commerce and Property of the City of Mexico, to execute this document and his authority has not been changed or revoked in any way.”

2. Chapter I. (Definitions): Concession Holder: Aeropuerto de Manzanillo, S.A. de C.V.

3. Chapter II:

2.1.1. “A concession to administer, operate and utilize, as the case may be, carry out the constructions in the civil aerodrome of the public services, located at Carretera Manzanillo-Barra de Navidad, kilometer 42, 28200, Manzanillo, Colima, Mexico, in order to render the Services in the airport; and which polygonal, Air Protection Area and Areas Distribution Plan are described in Exhibit 1 hereto.”

2.2. Classification and Category. The Airport is classified as an international aerodrome of public services, terrestrial, with (OACI) 4D, (CREI) VI, and (IFR) NPA category.

The Ministry may amend the classification and category, previously listening to the Concession Holder, when the Airport does no longer have the installations and services necessary hereunder or when circumstances arise which merit said amendment and, consequently, it shall inform the Concession Holder the conditions to which the rendering of services in the Airport will be subject, in terms of its new classification.

Exhibit 7, Appendix A:

1.2.2. In case the foregoing is not possible, all of those expenses which may not be directly assigned to airport services, will be attributed in consideration of the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 95%.

1.3.2. In case the foregoing is not possible and all the expenses related to materials and consumables may not be directly assigned to Regulated Services, they will be attributed considering the contribution to Regulatory Services revenues during the last 5 fiscal years and if in the initial Period of 5 years it will be 95%.

1.6. Taxes and Rights: They are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years; in the initial Period it will be 95%.

38

1.7. Others: other expenses not exclusively attributed to Regulated Services are attributed considering the contribution to Regulated Services revenues during the last 5 fiscal years and in the initial Period of 5 years it will be 95%.

39

Exhibit Three to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Manzanillo, S.A. de C.V.

STANDARDS USED IN THE CALCULATION OF THE INVESTMENTS IN THE MANZANILLO AIRPORT

Air Field

PARAMETER	STANDARD
Passenger Mini-buses	• 25% php • 60 persons/mini-bus
Access Ways	• 2,400 php/access lane • Minimum of 2 access ways
Water Treatment Plant	• 15 liters/day/person
CREI Building	• One per airport
Emergency plants	• 3 per airport
Control tower	• One per airport
CREI	• One per airport
Sidewalks and Walkways	• 13.57m/hectare
Water tanks	• 45 liters/person/day • 3 reserve days
Support Vehicles	• 0.20 vehicles/daily operation
Baggage Carousel	• 216 pieces of luggage/carousel/during peak hours • 1 piece of luggage per domestic passenger • 1.4 pieces of luggage per international passenger
X-rays	• 80m/band
Ascending and descending walkways	• 500 php/machine

Lanes in front of the terminal	• 7.5m wide • 0.39 meters/php • 3 lanes • 3 meters wide
Taxi parking	• 0.02 taxis/php
Employee Parking – garage	• 500 parking spaces/million exiting passengers • 30 m2/parking space
Passenger parking – street level	• 500 parking spaces/million exiting passengers
Employee parking	• 0.13 parking spaces/employee • 30m2/parking space
Level of service in the terminal	• D (10 square meters per php)

40

Exhibit 7

MANZANILLO AIRPORT

Appendix D

1. The Airport Maximum Tariff for the first five (5) years, the first Period, the parameters and the respective efficiency factor will be the following:

PERIOD	YEAR	REFERENCE VALUE(1)	EFFICIENCY FACTOR (X)	MAXIMUM TARIFF PER TRAFFIC UNIT(2)	REAL DISCOUNT RATE(3)
1	2000	14,032	1%	68.31	16%
1	2001	4,828	1%	67.63	16%
1	2002	10,149	1%	66.95	18%
1	2003	16,215	1%	66.28	18%
1	2004	17,959	1%	65.62	18%
2	2005	17,422	To be defined	To be defined	To be defined

(1) Given in pesos from December 31, 1998.

(2) Given in pesos from December 31, 1998, after having applied the corresponding efficiency factor.

(3) The discount Rate in real terms and applied to cash flows before taxes.

41

SCHEDULE OF DIFFERENCES

Set forth below are the differences in the Aeropuerto de Aguascalientes, S.A. de C.V.’s Concession as compared to the Aeropuerto de Guadalajara, S.A. de C.V.’s Concession:

***

Antecedents

I. “(i) Administrate, operate and utilize the international airport of the City of Aguascalientes, Aguascalientes.”

III. “The Concession Holder was incorporated in accordance with the Mexican laws, as a variable stock company, by means of public instrument number 44,352 dated May 28, 1998, granted before Mr. Emiliano Zubiria Maqueo, Notary Public number 25 of the Federal District, which first deed was registered on June 25, 1998 under folio number 238,599, number 18,300 of the Public Registry of Commerce and Property for the City of Mexico. The Concession Holder appoints as domicile to receive notices the one located at Carretera Panamericana, kilometer 22, Ejido Peñuelas, Aguascalientes, Aguascalientes, 20340, Mexico.”

V. “Mr. Jorge Lanz de la Isla, legal representative of the Concession Holder has sufficient authority, as evidenced by public deed No. 52,570 dated May 28, 1999, granted before Luis Angoitia Becerra, Notary Public No. 109 of the Federal District, which was first registered on August 31, 1999 under folio number 238,599 of the Public Registry of Commerce and Property of the City of Mexico, to execute this document and his authority has not been changed or revoked in any way.”

2. Chapter I, (Definitions): Concession Holder: Aeropuerto de Aguascalientes, S.A. de C.V.

3. Chapter ll:

2.1.1. “A concession to administer, operate and utilize, as the case may be, carry out the constructions in the civil aerodrome of the public services, located at Carretera Panamericana, kilometer 22, Ejido Peñuelas, Aguascalientes, Aguascalientes, 20340, Mexico, in order to render the Services in the airport; and which polygonal, Air Protection Area and Areas Distribution Plan are described in Exhibit 1 hereto.”

2.2. Classification and Category. The Airport is classified as an international aerodrome of public services, terrestrial, with (OACI) 4D, (CREI) VI and (IFR) NPA category.

The Ministry may amend the classification and category, previously listening to the Concession Holder, when the Airport does no longer have the installations and services necessary hereunder or when circumstances arise which merit said amendment and, consequently, it shell inform the Concession Holder the conditions to which the rendering of Services in the Airport will be subject, in terms of its new classification.

42

Exhibit Three to the Concession Title granted by the Federal Government, through the Ministry of Communications and Transport, in favor of Aeropuerto de Aguascalientes, S.A. de C.V.

STANDARDS USED IN THE CALCULATION OF THE INVESTMENTS IN THE AGUASCALIENTES AIRPORT

Air Field

PARAMETER	STANDARD

Passenger Mini-buses	• 25% php • 60 persons/mini-bus
Access Ways	• 2,400 php/access lane • Minimum of 2 access ways
Water Treatment Plant	• 15 liters/day/person
CREI Building	• one per airport
Emergency plants	• 3 per airport
Control tower	• One per airport
CREI	• One per airport
Sidewalks and Walkways	• 13.57m/hectare
Water tanks	• 45 liters/person/day • 3 reserve days
Support Vehicles	• 0.20 vehicles/daily operation
Baggage Carousel	• 216 pieces of luggage/carousel/during peak hours • 1 piece of luggage per domestic passenger • 1.4 pieces of luggage per international passenger
X-rays	• 80m/band
Ascending and descending walkways	• 500 php/machine
Lanes in front of the terminal	• 7.5 m wide • 0.39 meters/php

Taxi parking	• 3 lanes • 3m wide • 0.02 taxis/php
Employee Parking – garage	• 500 parking spaces/million exiting passengers • 30 m2/parking space
Passenger parking – street level	• 500 parking spaces/million exiting passengers
Employee parking	• 0.13 parking spaces/employee • 30m2/parking space
Level of service in the terminal	• D (10 square meters per php)

43